SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the
Securities Exchange Act of 1934
(Amendment No.      )

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☒	Definitive proxy statement

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SI FINANCIAL GROUP, INC.

(Name of Registrant as Specified in Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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April 1, 2011

Dear Stockholder:

You are cordially invited to attend the annual meeting of stockholders of SI Financial Group, Inc. (the “Company”). The meeting will be held at the Savings Institute Bank and Trust Company Training Center, 579 North Windham Road, North Windham, Connecticut on Wednesday, May 11, 2011 at 9:00 a.m., local time.

The notice of annual meeting and proxy statement appearing on the following pages describe the formal business to be transacted at the meeting. During the meeting, we will also report on the operations of the Company. Directors and officers of the Company, as well as a representative of Wolf & Company, P.C., the Company’s independent registered public accounting firm, will be present to respond to appropriate questions of stockholders.

It is important that your shares are represented at this meeting, whether or not you attend the meeting in person and regardless of the number of shares you own. To make sure your shares are represented, we urge you to complete and mail the proxy card provided to you. If you attend the meeting, you may vote in person even if you have previously voted.

We look forward to seeing you at the meeting.

Sincerely,

/s/ Rheo A. Brouillard
Rheo A. Brouillard
President and Chief Executive Officer

SI FINANCIAL GROUP, INC.
803 MAIN STREET
WILLIMANTIC, CONNECTICUT 06226
(860) 423-4581

NOTICE OF 2011 ANNUAL MEETING OF STOCKHOLDERS

TIME AND DATE	9:00 a.m., local time, on Wednesday, May 11, 2011

PLACE	The Savings Institute Bank and Trust Company Training Center579 North Windham Road North Windham, Connecticut

ITEMS OF BUSINESS	(1)	To elect three directors to serve for a term of three years.

	(2)	To ratify the selection of Wolf & Company, P.C. as our independent registered public accounting firm for 2011.

	(3)	To approve a non-binding resolution to approve the compensation of the named executive officers as disclosed in this proxy statement.

	(4)	To determine whether the stockholder vote to approve the compensation of the named executive officers should occur every one, two or three years.

	(5)	To transact such other business as may properly come before the meeting and any adjournment or postponement of the meeting

RECORD DATE	To vote, you must have been a stockholder at the close of business on March 14, 2011.

PROXY VOTING
It is important that your shares be represented and voted at the meeting. You can vote your shares by completing and returning the proxy card or voting instruction card provided to you. Voting instructions are printed on your proxy or voting instruction card and included in the accompanying proxy statement. A printed proxy card for the annual meeting and a self-addressed envelope will be mailed to all stockholders of record on or about April 11, 2011. You can revoke a proxy at any time before its exercise at the meeting by following the instructions in the proxy statement.

/s/ Laurie L. Gervais
Laurie L. Gervais Corporate Secretary April 1, 2011

SI Financial Group, Inc.

Proxy Statement

SI FINANCIAL GROUP, INC.

 PROXY STATEMENT

General Information

We are providing this proxy statement to you in connection with the solicitation of proxies by the Board of Directors of SI Financial Group, Inc. for the 2011 annual meeting of stockholders and for any adjournment or postponement of the meeting. In this proxy statement, we may also refer to SI Financial Group, Inc. as “SI Financial,” the “Company,” “we,” “our” or “us.”

SI Financial is the holding company for Savings Institute Bank and Trust Company. In this proxy statement, we may also refer to Savings Institute Bank and Trust Company as “Savings Institute” or the “Bank.”

We are holding the 2011 annual meeting at the Savings Institute Bank and Trust Company Training Center, 579 North Windham Road, North Windham, Connecticut on Wednesday, May 11, 2011 at 9:00 a.m., local time.

We intend to provide access to this proxy statement and a proxy card to stockholders of record beginning on or about April 1, 2011.

Important Notice Regarding the Availability of Proxy Materials for the 2011 Annual Meeting of Stockholders to be held on May 11, 2011

This proxy statement and our 2010 Annual Report are available electronically at www.cfpproxy.com/6954. On this website, the Company also posts the Company’s 2010 Annual Report on Form 10-K, as filed with the Securities and Exchange Commission.

Information About Voting

Who Can Vote at the Meeting

You are entitled to vote the shares of SI Financial common stock that you owned as of the close of business on March 14, 2011. As of the close of business on March 14, 2011, a total of 10,576,849 shares of SI Financial common stock were outstanding. Each share of common stock has one vote.

Ownership of Shares; Attending the Meeting

You may own shares of SI Financial in one of the following ways:

•	Directly in your name as the stockholder of record;

•	Indirectly through a broker, bank or other holder of record in “street name”; or

•
Indirectly through the SI Financial Group, Inc. Stock Fund (the “Stock Fund”) in the Savings Institute Bank and Trust Company Profit Sharing and 401(k) Savings Plan (the “401(k) Plan”), the Savings Institute Bank and Trust Company Employee Stock Ownership Plan (the “ESOP”) and Trust, or the trust that holds restricted stock awards issued under the SI Financial Group, Inc. 2005 Equity Incentive Plan (the “Equity Incentive Plan”).

If your shares are registered directly in your name, you are the holder of record of these shares and have the right to give your proxy directly to us or to vote in person at the meeting.

If you hold your shares in street name, your broker, bank or other holder of record is sending these proxy materials to you. As the beneficial owner, you have the right to direct your broker, bank or other holder of record how to vote by filling out a voting instruction form that accompanies your proxy materials. Your broker, bank or other holder of record may allow you to provide voting instructions by telephone or by the Internet. Please see the instruction form provided by your broker, bank or other holder of record that accompanies this proxy statement. If you hold your shares in street name, you will need proof of ownership to be admitted to the meeting. A recent brokerage statement or letter from a bank or broker are examples of proof of ownership. If you want to vote your shares of SI Financial common stock held in street name in person at the meeting, you must obtain a written proxy in your name from the broker, bank or other nominee who is the record holder of your shares.

Quorum and Vote Required

Quorum. We will have a quorum and be able to conduct the business of the annual meeting if the holders of a majority of the outstanding shares of common stock entitled to vote are present at the meeting, either in person or by proxy.

Votes Required for Proposals. At this year’s annual meeting, stockholders will be asked to elect three directors to serve a term of three years. In voting on the election of directors, you may vote in favor of the nominees or withhold votes as to any nominee. There is no cumulative voting for the election of directors. Directors must be elected by a plurality of the votes cast at the annual meeting. This means that the nominees receiving the greatest number of votes will be elected.

In voting on the ratification of the appointment of Wolf & Company, P.C. as the Company’s independent registered public accounting firm or on the non-binding resolution to approve the compensation of the named executive officers, you may vote in favor of the proposal, vote against the proposal or abstain from voting. To ratify the selection of Wolf & Company as our independent registered public accounting firm for 2011 or to approve the compensation of the named executive officers, the affirmative vote of a majority of the votes cast is required on the non-binding resolution to approve the compensation of the named executive officers.

In voting on the frequency of the stockholder vote to approve the compensation of the named executive officers, you may vote for a frequency of one, two or three years, or you may abstain from voting. This proposal will be determined by a plurality of the votes cast.

Effect of Not Casting Your Vote. If you hold your shares in street name it is critical that you cast your vote if you want it to count in the election of directors (Item 1 of this Proxy Statement) or with respect to either of the advisory votes regarding the compensation of our named executive officers (Items 3 and 4 of this Proxy Statement).  Current regulations restrict the ability of your bank or broker to vote your uninstructed shares in the election of directors and other matters on a discretionary basis. Thus, if you hold your shares in street name and you do not instruct your bank or broker how to vote in the election of directors or for the advisory votes regarding the compensation of our named executive officers, no votes will be cast on your behalf.  These are referred to as broker non-votes.  Your bank or broker does, however, continue to have discretion to vote any uninstructed shares on the ratification of the appointment of the Company’s independent registered public accounting firm (Item 2 of this Proxy Statement).

How We Count Votes. If you return valid proxy instructions or attend the meeting in person, we will count your shares to determine whether there is a quorum, even if you abstain from voting. Broker non-votes also will be counted to determine the existence of a quorum.

In the election of directors, votes that are withheld and broker non-votes will have no effect on the outcome of the election.

In counting votes on the proposals to ratify the selection of the independent registered public accounting firm and the non-binding vote on the compensation of the named executive officers, abstentions will have the same effect as a negative vote while broker non-votes will have no effect on the proposal.

Abstentions and broker non-votes will have no effect on the outcome of the frequency of the stockholder vote on the compensation of the named executive officers.

Voting by Proxy

The Board of Directors of SI Financial is requesting that you allow your shares of SI Financial common stock to be represented at the annual meeting by the persons named in the proxy card. All shares of SI Financial common stock represented at the annual meeting by properly executed and dated proxy cards will be voted according to the instructions indicated on the proxy card. If you sign, date and return a proxy card without giving voting instructions, your shares will be voted as recommended by the Company’s Board of Directors. The Board of Directors recommends a vote:

•	FOR each of the nominees for director;

•	FOR ratification of Wolf & Company, P.C. as the independent registered public accounting firm;

•	FOR the approval of the compensation of the named executive officers; and

•
FOR the approval of a stockholder vote to approve the compensation of the named executive officers every three years. Stockholders are not voting to approve or disapprove this recommendation by the Board of Directors.

If you received a notice and wish to receive a paper copy of the proxy card, you can obtain a copy by:

•	Calling (800) 951-2405;

•	Visiting http://www.cfpproxy.com/6954; or

•	E-mailing fulfillment@rtco.com and entering the Stockholder Control Number located on the notice when prompted or entering the Stockholder Control Number in the subject line.

If any matters not described in this proxy statement are properly presented at the annual meeting, the persons named in the proxy card will use their judgment to determine how to vote your shares. This includes a motion to adjourn or postpone the annual meeting to solicit additional proxies. If the annual meeting is postponed or adjourned, your SI Financial common stock may be voted by the persons named in the proxy card on the new annual meeting date as well, unless you have revoked your proxy. We do not know of any other matters to be presented at the annual meeting.

You may revoke your proxy at any time before the vote is taken at the meeting. To revoke your proxy, you must either advise the Corporate Secretary of the Company in writing before your common stock has been voted at the annual meeting, deliver a later dated proxy or attend the meeting and vote your shares in person. Attendance at the annual meeting will not in itself constitute revocation of your proxy.

Participants in the ESOP, 401(k) Plan or Equity Incentive Plan

If you participate in the ESOP, the Equity Incentive Plan or if you invest in SI Financial common stock through the Stock Fund in the 401(k) Plan, you will receive a voting instruction card for each plan that will reflect all the shares that you may direct the trustees to vote on your behalf under the respective plans. Under the terms of the ESOP, all allocated shares of SI Financial common stock held by the ESOP are voted by the ESOP trustee, as directed by plan participants. All unallocated shares of SI Financial common stock held by the ESOP and all allocated shares for which no timely voting instructions are received are voted by the ESOP trustee in the same proportion as shares for which the trustee received voting instructions from other plan participants, subject to the exercise of its fiduciary duties. Under the terms of the 401(k) Plan, participants may direct the Stock Fund trustee how to vote the shares credited to their accounts. The Stock Fund trustee will vote all shares for which it does not receive timely instructions from participants in the same proportion as shares for which the trustee received voting instructions from other plan participants. Under the Equity Incentive Plan, participants may direct the plan trustee how to vote the unvested shares of restricted stock awards. The plan trustee will vote all shares held in the trust for which it does not receive timely instructions as directed by SI Financial. The deadline for returning your voting instruction cards is May 2, 2011.

Corporate Governance and Board Matters

Director Independence

The Company’s Board of Directors currently consists of seven members, all of whom are independent under the listing standards of The NASDAQ Stock Market, except for Mr. Brouillard, who is President and Chief Executive Officer of SI Financial and Savings Institute. In determining the independence of its directors, the Board considered transactions, relationships and arrangements between the Company and its directors that are not required to be disclosed in this proxy statement under the heading “Transactions with Related Persons,” including loans or lines of credit that the Bank has directly or indirectly made to Directors Mark D. Alliod, Rheo A. Brouillard, Roger Engle and Michael R. Garvey.

Board Leadership Structure and Board’s Role in Risk Oversight

The Board of Directors has determined that the separation of the offices of Chairman of the Board and President and Chief Executive Officer will enhance Board independence and oversight. Moreover, the separation of the Chairman of the Board and President and Chief Executive Officer will allow the President and Chief Executive Officer to better focus on his growing responsibilities of running the Company, enhancing stockholder value and expanding and strengthening our franchise while allowing the Chairman of the Board to lead the Board in its fundamental role of providing advice to and independent oversight of management. Consistent with this determination, Henry P. Hinckley serves as Chairman of the Board of Directors. Mr. Hinckley is independent under the listing requirements of The NASDAQ Stock Market.

Risk is inherent with every business, and how well a business manages risk can ultimately determine its success. We face a number of risks, including credit risk, interest rate risk, liquidity risk, operational risk, strategic risk and reputation risk. Management is responsible for the day-to-day management of risks the Company faces, while the Board, as a whole and through its committees, has responsibility for the oversight of risk management. In its risk oversight role, the Board of Directors has the responsibility to satisfy itself that the risk management processes designed and implemented by management are adequate and functioning as designed. To do this, the Chairman of the Board meets regularly with management to discuss strategy and the risks facing the Company. Senior management attends the Board meetings and is available to address any questions or concerns raised by the Board on risk management and any other matters. The Chairman of the Board and independent members of the Board work together to provide strong, independent oversight of the Company’s management and affairs through its standing committees and, when necessary, special meetings of independent directors.

Corporate Governance Policies

The Board of Directors has adopted a corporate governance policy to govern certain activities, including: the duties and responsibilities of directors; the composition, responsibilities and operation of the Board of Directors; the establishment and operation of Board committees; succession planning; convening executive sessions of independent directors; the Board of Directors’ interaction with management and third parties; and the evaluation of the performance of the Board of Directors and of the Chief Executive Officer.

Committees of the Board of Directors

The following table identifies the Company’s standing committees and their members as of March 14, 2011. All members of each committee are independent in accordance with the listing requirements of The NASDAQ Stock Market. Each committee operates under a written charter that is approved by the Board of Directors that governs its composition, responsibilities and operation. Each committee reviews and reassesses the adequacy of its charter at least annually. The charters of all three committees are available in the Governance Documents portion of the Investor Relations section of the Company’s Web site (www.mysifi.com).

Director	Audit Committee	Compensation Committee	Nominating and Corporate Governance Committee

Mark D. Alliod	X*	X	X
Rheo A. Brouillard
Roger Engle	X	X*	X
Donna M. Evan		X	X*
Michael R. Garvey	X
Robert O. Gillard	X
Henry P. Hinckley		X	X
Number of Meetings in 2010	5	4	4
       *Chairperson

Audit Committee. The Audit Committee meets periodically with the independent registered public accounting firm and management to review accounting, auditing, internal control structure and financial reporting matters. The committee also receives and reviews the reports and findings and other information presented to them by the Company’s officers regarding financial reporting policies and practices. The Audit Committee selects the independent registered public accounting firm and meets with them to discuss the results of the annual audit and any related matters. The Board of Directors has determined that Mr. Alliod is an “audit committee financial expert” under the rules of the Securities and Exchange Commission. Mr. Alliod is independent under the listing standards of The NASDAQ Stock Market applicable to audit committee members.

Compensation Committee. The Compensation Committee approves the compensation objectives for the Company and the Bank, establishes the compensation for the President and Chief Executive Officer and other executives and establishes personnel policies. The Compensation Committee reviews all components of compensation including base salary, bonus, equity compensation, benefits and other perquisites. In addition to reviewing competitive market values, the Compensation Committee also examines the total compensation mix, pay-for-performance relationship and how all elements, in the aggregate, comprise the executives’ total compensation package. The Chief Executive Officer makes recommendations to the Compensation Committee from time to time regarding the appropriate mix and level of compensation for other officers. Those recommendations consider the objectives of the compensation philosophy and the range of compensation programs authorized by the Compensation Committee. Decisions by the Compensation Committee with respect to the compensation of executive officers are approved by the full Board of Directors. The Compensation Committee also assists the Board of Directors in evaluating potential candidates for executive positions.

The Compensation Committee, in conjunction with the Nominating and Corporate Governance Committee, considers the appropriate levels and form of director compensation and makes recommendations to the Board of Directors regarding director compensation.

Nominating and Corporate Governance Committee. The Nominating and Corporate Governance Committee takes a leadership role in shaping governance policies and practices, including recommending to the Board of Directors the corporate governance policies and guidelines applicable to SI Financial and monitoring compliance with these policies and guidelines. In addition, the Nominating and Corporate Governance Committee is responsible for identifying individuals qualified to become Board members and recommending to the Board the director nominees for election at the next annual meeting of stockholders. It recommends director candidates for each committee for appointment by the Board.

Minimum Qualifications. The Nominating and Corporate Governance Committee has adopted a set of criteria that it considers when it selects individuals to be nominated for election to the Board of Directors. First, a candidate must meet the eligibility requirements set forth in the Company’s bylaws, which include an age limitation and a requirement that the candidate not have been subject to certain criminal or regulatory actions. A candidate also must meet any qualification requirements set forth in any Board or committee governing documents.

If the candidate is deemed eligible for election to the Board of Directors, the Nominating and Corporate Governance Committee will then evaluate the prospective nominee to determine if he or she possesses the following qualifications, qualities or skills:

•	contributions to the range of talent, skill and expertise appropriate for the Board;

•
financial, regulatory and business experience, knowledge of the banking and financial service industries, familiarity with the operations of public companies and ability to read and understand financial statements;

•	familiarity with the Company’s market area and participation in and ties to local businesses and local civic, charitable and religious organizations;

•	personal and professional integrity, honesty and reputation;

•	the ability to represent the best interests of the stockholders of the Company and the best interests of the institution;

•	the ability to devote sufficient time and energy to the performance of his or her duties;

•	independence under applicable Securities and Exchange Commission and listing definitions; and

•	current equity holdings in the Company.

The Committee will also consider any other factors it deems relevant, including age, size of the Board of Directors and regulatory disclosure obligations. Further, when identifying nominees to serve as director, the Nominating and Corporate Governance Committee seeks to create a Board that is strong in its collective knowledge and has a diversity of skills and experience with respect to accounting and finance, management and leadership, vision and strategy, business operations, business judgment, industry knowledge and corporate governance.

In addition, before nominating an existing director for re-election to the Board of Directors, the Nominating and Corporate Governance Committee will consider and review an existing director’s Board and Committee attendance and performance; length of Board service; the experience, skills and contributions that the existing director brings to the Board; and independence.

Director Nomination Process. The Nominating and Corporate Governance Committee adheres to the following process when it identifies and evaluates individuals to be nominated for election to the Board of Directors:

For purposes of identifying nominees for the Board of Directors, the Nominating and Corporate Governance Committee relies on personal contacts of the Committee members and other members of the Board of Directors, as well as its knowledge of members of Savings Institute’s local communities. The Nominating and Corporate Governance Committee will also consider director candidates recommended by stockholders in accordance with the policy and procedures set forth below. The Nominating and Corporate Governance Committee has not previously used an independent search firm in identifying nominees.

In evaluating potential nominees, the Nominating and Corporate Governance Committee determines whether the candidate is eligible and qualified for service on the Board of Directors by evaluating the candidate under the selection criteria set forth above. In addition, the Nominating and Corporate Governance Committee will conduct a check of the individual’s background and interview the candidate.

Consideration of Recommendations by Stockholders. It is the policy of the Nominating and Corporate Governance Committee of the Board of Directors of the Company to consider director candidates recommended by stockholders who appear to be qualified to serve on the Company’s Board of Directors. The Nominating and Corporate Governance Committee may choose not to consider an unsolicited recommendation if no vacancy exists on the Board of Directors and the Nominating and Corporate Governance Committee does not perceive a need to increase the size of the Board of Directors. To avoid the unnecessary use of the Nominating and Corporate Governance Committee’s resources, the Nominating and Corporate Governance Committee will consider only those director candidates recommended in accordance with the procedures set forth below.

Procedures to be Followed by Stockholders. To submit a recommendation of a director candidate to the Nominating and Corporate Governance Committee, a stockholder should submit the following information in writing, addressed to the Chairperson of the Nominating and Corporate Governance Committee, care of the Corporate Secretary, at the main office of the Company:

1.	The name of the person recommended as a director candidate;

2.
All information relating to such person that is required to be disclosed in solicitations of proxies for election of directors pursuant to Regulation 14A under the Securities Exchange Act of 1934, as amended;

3.	The written consent of the person being recommended as a director candidate to being named in the proxy statement as a nominee and to serving as a director if elected;

4.
As to the stockholder making the recommendation, the name and address, as they appear on the Company’s books, of such stockholder; provided, however, that if the stockholder is not a registered holder of the Company’s common stock, the stockholder should submit his or her name and address along with a current written statement from the record holder of the shares that reflects ownership of the Company’s common stock; and

5.	A statement disclosing whether such stockholder is acting with or on behalf of any other person and, if applicable, the identity of such person.

In order for a director candidate to be considered for nomination at the Company’s annual meeting of stockholders, the recommendation must be received by the Nominating and Corporate Governance Committee at least 120 calendar days before the date the Company’s proxy statement was released to stockholders in connection with the previous year’s annual meeting, advanced by one year.

Directors’ Compensation

The following table provides the compensation received by individuals who served as non-employee directors of SI Financial during 2010. The table excludes perquisites, which did not exceed $10,000 in the aggregate for each director.

Name	Fees Earned or Paid in Cash ($)	Stock Awards ($)(1)	Option Awards ($)(2)	Nonqualified Deferred Compensation Earnings ($)(3)	All Other Compensation ($)(4)	Total ($)

Mark D. Alliod	$23,400	$–	$–	$844	$90	$24,334
Roger Engle	25,800	–	–	–	60	25,860
Donna M. Evan	22,600	–	–	–	60	22,660
Michael R. Garvey	24,600	–	–	–	42	24,642
Robert O. Gillard	23,800	–	–	1,942	60	25,802
Henry P. Hinckley	35,400	–	–	–	72	35,472

(1)
See footnote 1 to the directors and executive officers stock ownership table under “Stock Ownership” for the aggregate number of unvested restricted stock award shares held in trust by each director at December 31, 2010.

(2)
As of December 31, 2010, Messrs. Alliod, Engle, Gillard and Ms. Evan each held 17,962 options to purchase shares of SI Financial’s common stock, Mr. Garvey held 8,981 options to purchase shares of SI Financial’s common stock and Mr. Hinckley held 22,452 options to purchase shares of SI Financial’s common stock. The amount of options has been adjusted to reflect that on January 12, 2011, each option was converted into an option to purchase 0.8981 shares of Company common stock in connection with the Savings Institute’s conversion from the mutual holding company form of organization to stock form.

(3)
Reflects the above market earnings on the deferred fee arrangements between Savings Institute and Messrs. Alliod and Gillard. Under the terms of the arrangements, Messrs. Alliod and Gillard elect to defer a portion of their director fees.

(4)	Reflects the dollar value of dividends paid on unvested restricted stock awards.

Cash Retainer and Meeting Fees for Non-Employee Directors. The following table sets forth the applicable retainers and fees to be paid to non-employee directors for their service on Savings Institute’s and SI Financial’s Board of Directors during 2011.

Quarterly Retainer (for service on SI Financial’s Board of Directors)	$500
Monthly Retainer (for service on Savings Institute’s Board of Directors)	1,000
Monthly Retainer for Savings Institute’s Chairman of the Board	2,000
Fee per Board or Committee Meeting	400

Board and Committee Meetings

During the year ended December 31, 2010, the Board of Directors of the Company and the Bank held 18 and 13 meetings, respectively. No director attended fewer than 75% of the meetings of the Board of Directors and Board committees on which they served in 2010.

Director Attendance at Annual Meeting of Stockholders

While the Company has no formal policy on director attendance at annual meetings of stockholders, directors are encouraged to attend. Each of the directors attended the 2010 annual meeting of stockholders.

Code of Ethics and Business Conduct

SI Financial has adopted a Code of Ethics and Business Conduct that is designed to ensure that the Company’s directors and employees meet the highest standards of ethical conduct. The Code of Ethics and Business Conduct, which applies to all employees and directors, addresses conflicts of interest, the treatment of confidential information, general employee conduct and compliance with applicable laws, rules and regulations. In addition, the Code of Ethics and Business Conduct is designed to deter wrongdoing and promote honest and ethical conduct, the avoidance of conflicts of interest, full and accurate disclosure and compliance with all applicable laws, rules and regulations.

Audit-Related Matters

Audit Committee Report

The Company’s management is responsible for the Company’s internal control over financial reporting. The Company’s independent registered public accounting firm is responsible for performing an independent audit of the Company’s consolidated financial statements and issuing an opinion on the conformity of those financial statements with U.S. generally accepted accounting principles. The Audit Committee oversees the Company’s internal control over financial reporting on behalf of the Board of Directors.

In this context, the Audit Committee has met and held discussions with management and the independent registered public accounting firm. Management represented to the Audit Committee that the Company’s consolidated financial statements were prepared in accordance with U.S. generally accepted accounting principles, and the Audit Committee has reviewed and discussed the consolidated financial statements with management and the Company’s independent registered public accounting firm. The Audit Committee discussed with the independent registered public accounting firm the matters required to be discussed by Statement on Auditing Standards No. 61, as amended (AICPA, Professional Standards, Vol. 1 AU Section 380), as adopted by the Public Company Accounting Oversight Board in Rule 3200T, including the quality, not just the acceptability, of the accounting principles, the reasonableness of significant judgments, and the clarity of the disclosures in the financial statements.

In addition, the Audit Committee has received the written disclosures and the letter from the independent registered public accounting firm required by the applicable requirements of the Public Company Accounting Oversight Board regarding the independent registered public accounting firm’s communications with the Audit Committee concerning independence and has discussed with the independent registered public accounting firm the firm’s independence from the Company and its management. In concluding that the independent registered public accounting firm is independent, the Audit Committee considered, among other factors, whether the non-audit services provided by the firm were compatible with its independence.

The Audit Committee discussed with the Company’s independent registered public accounting firm the overall scope and plans for their audit. The Audit Committee meets with the independent registered public accounting firm, with and without management present, to discuss the results of their examination, their evaluation of the Company’s internal control over financial reporting and the overall quality of the Company’s financial reporting process.

In performing all of these functions, the Audit Committee acts only in an oversight capacity. In its oversight role, the Audit Committee relies on the work and assurances of the Company’s management, which has the primary responsibility for financial statements and reports, and of the independent registered public accounting firm that, in its report, express an opinion on the conformity of the Company’s financial statements to U.S. generally accepted accounting principles. The Audit Committee’s oversight does not provide it with an independent basis to determine that management has maintained appropriate accounting and financial reporting principles or policies, or appropriate internal control over financial reporting designed to assure compliance with accounting standards and applicable laws and regulations. Furthermore, the Audit Committee’s considerations and discussions with management and the independent registered public accounting firm do not assure that the Company’s financial statements are presented in accordance with U.S. generally accepted accounting principles, that the audit of the Company’s financial statements has been carried out in accordance with the standards of the Public Company Accounting Oversight Board (United States) or that the Company’s independent registered public accounting firm is “independent.”

In reliance on the reviews and discussions referred to above, the Audit Committee recommended to the Board of Directors, and the Board has approved, that the audited consolidated financial statements be included in the Company’s Annual Report on Form 10-K for the year ended December 31, 2010 for filing with the Securities and Exchange Commission. The Audit Committee has appointed, subject to stockholder ratification, the selection of the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2011.

Audit Committee of the Board of Directors
of SI Financial Group, Inc.

Mark D. Alliod – Chairperson
Roger Engle
Michael R. Garvey
Robert O. Gillard

Audit Fees. The following table sets forth the fees billed to the Company for the years ended December 31, 2010 and 2009 by Wolf & Company, P.C.:

	2010	2009

Audit Fees (1)	$277,439	$164,000
Audit-Related Fees (2)	31,794	34,810
Tax Fees (3)	35,000	25,500
All Other Fees (4)	750	–

(1)	For 2010, includes fees incurred in connection with the second-step conversion and related stock offering.
(2)	Represents fees for audits of the 401(k) Plan and the ESOP.
(3)	Represents services rendered for tax compliance, tax advice and tax planning, including the preparation of the annual tax returns and quarterly tax payments.
(4)	Represents attendance at an educational forum.

Policy on Audit Committee Pre-Approval of Audit and Permissible Non-Audit Services by the Independent Registered Public Accounting Firm. The Audit Committee is responsible for appointing, setting compensation and overseeing the work of the independent registered public accounting firm. In accordance with its charter, the Audit Committee approves, in advance, all audit and permissible non-audit services to be performed by the independent registered public accounting firm. Such approval process ensures that the independent registered public accounting firm does not provide any non-audit services to the Company that are prohibited by law or regulation.

In addition, the Audit Committee has established a policy regarding pre-approval of all audit and permissible non-audit services provided by the independent registered public accounting firm. Requests for services by the independent registered public accounting firm for compliance with the auditor services policy must be specific as to the particular services to be provided.

The request may be made with respect to either specific services or a type of service for predictable or recurring services.

During the year ended December 31, 2010, all services were approved, in advance, by the Audit Committee in compliance with these procedures.

Stock Ownership

The following table provides information as of March 14, 2011 with respect to persons and entities known to the Company to be the beneficial owner of more than 5% of the Company’s outstanding common stock. A person or entity may be considered to beneficially own any shares of common stock over which the person or entity has, directly or indirectly, sole or shared voting or investing power.

Name and Address	Number of Shares Owned		Percent of Common Stock Outstanding

Savings Institute Bank & Trust Company Employee Stock Ownership Plan 803 Main Street Willimantic, Connecticut 06226	822,196	(1)	7.8%

(1)	Based on information contained in a Schedule 13G filed with the U.S. Securities and ExchangeCommission on February 11, 2011.

The following table provides information as of March 14, 2011 about the shares of SI Financial common stock that may be considered to be owned by each director, each executive officer named in the Summary Compensation Table and by all directors and executive officers of the Company as a group. A person may be considered to own any shares of common stock over which he or she has, directly or indirectly, sole or shared voting or investment power. Unless otherwise indicated, each of the named individuals has sole voting power and sole investment power with respect to the shares shown. The number of shares beneficially owned by all directors and executive officers as a group totaled 5.6% of our outstanding common stock as of March 14, 2011. Each director and named executive officer owned less than 1.0% of our outstanding common stock as of that date, except for Mr. Brouillard who owned 1.6% of our common stock.

Name	Common Stock (1)		Options Exercisable Within 60 Days	Total
Directors
Mark D. Alliod	9,792	(2)	14,369	24,161
Rheo A. Brouillard	75,221	(3)	91,606	166,827
Roger Engle	16,478	(4)	17,962	34,440
Donna M. Evan	18,961		17,962	36,923
Michael R. Garvey	6,020		5,388	11,408
Robert O. Gillard	21,140	(5)	17,962	39,102
Henry P. Hinckley	15,892		22,452	38,344
Named Executive Officers Who Are Not Also Directors
Laurie L. Gervais	30,100	(6)	25,147	55,247
Brian J. Hull	49,336	(7)	36,822	86,158
Michael J. Moran	25,329		25,147	50,476
David T. Weston	9,456		9,879	19,335

All Directors and Executive Officers as a group (12 persons)	295,877		309,843	605,720

(1)      This column includes the following:

	Unvested Shares of Restricted Stock Held in Trust	Allocated Shares Held in ESOP Trust	Shares Held in Trust in 401(k) Plan

Mr. Alliod	719	–	–
Mr. Brouillard	–	5,343	31,639
Mr. Engle	–	–	–
Ms. Evan	–	–	–
Mr. Garvey	360	–	–
Mr. Gillard	–	–	–
Mr. Hinckley	–	–	–
Ms. Gervais	–	2,881	15,995
Mr. Hull	–	4,653	17,233
Mr. Moran	–	3,397	11,419
Mr. Weston	3,592	3,535	1,252

(2)
Includes 1,212 shares held by Mr. Alliod’s daughter, 250 shares held by the individual retirement account of Mr. Alliod’s daughter and 2,229 shares held by the individual retirement account of Mr. Alliod’s spouse.

(3)	Includes 898 shares held by Mr. Brouillard’s spouse and 2,559 shares held by the individual retirement account of Mr. Brouillard’s spouse.
(4)	Includes 22 shares and 43 shares held in a custodian account for Mr. Engle’s two children, under which Mr. Engle’s spouse has voting and investment power.
(5)	Includes 3,959 shares held by the individual retirement account of Mr. Gillard’s spouse.
(6)	Includes 449 shares held in custodian accounts for each of Ms. Gervais’ two children.
(7)	Includes 449 shares held in custodian accounts for each of Mr. Hull’s two children.

Items to be Voted on by Stockholders

Item 1 – Election of Directors

The Company’s Board of Directors consists of seven members. The Board is divided into three classes with three-year staggered terms, with approximately one-third of the directors elected each year. The Board of Directors’ nominees for election this year, to serve for a three-year term or until their respective successors have been elected and qualified, are Mark D. Alliod, Michael R. Garvey and Robert O. Gillard.

It is intended that the proxies solicited by the Board of Directors will be voted for the election of the nominees named above. If any nominee is unable to serve, the persons named in the proxy card will vote your shares to approve the election of any substitute nominee proposed by the Board of Directors. At this time, the Board of Directors knows of no reason why any nominee might be unable to serve.

The Board of Directors recommends a vote “FOR” the election of each of the nominees.

Information regarding the nominees and the directors continuing in office is provided below. Unless otherwise stated, each individual has held his or her current occupation for the last five years. The age indicated in each individual’s biography is as of December 31, 2010. There are no family relationships among the directors or executive officers. The indicated period for service as a director includes service as a director of Savings Institute.

Board Nominees for Terms Ending in 2014

Mark D. Alliod is the President and sole owner of Mark D. Alliod CPA PC, a public accounting firm in South Windsor, Connecticut. Age 47. Director since 2005.

Mr. Alliod provides expertise with regard to tax, financial and accounting matters. Also, as owner of an accounting firm, Mr. Alliod brings small business knowledge and management experience. He has the background to qualify as SI Financial’s audit committee financial expert.

Michael R. Garvey is a principal and owner of the public accounting firm of Garvey & Associates, LLC, which provides audit and tax services throughout Connecticut. As a principal of an accounting firm, Mr. Garvey is responsible for monitoring the firm’s risk management, strategic plan and overall firm operations. Mr. Garvey is also a principal and owner of Professional Payrolls, LLC, which provides payroll processing services to small, local businesses in New London, Connecticut. Age 46. Director since 2007.

Mr. Garvey is a certified public accountant and has the financial background and expertise in financial accounting, auditing and tax matters to qualify as an audit committee financial expert. In addition, Mr. Garvey possesses substantial small company management experience as the owner of Professional Payrolls, LLC.

Robert O. Gillard is the Chairman and owner of the O.L. Willard Company, Inc., a material supply company with locations in Storrs and Willimantic, Connecticut. Age 64. Director since 1999.

Mr. Gillard’s career as a small business executive provides SI Financial with organizational understanding and expertise. Further, through his business, Mr. Gillard has gained comprehensive knowledge of the homebuilding industry throughout Eastern Connecticut, which aids the Board in its oversight of the lending function. In addition, as an active member of the community, including being a member of the Design Review subcommittee of the Mansfield Planning Board and his previous service on the Greater Windham Community Foundation, Mr. Gillard maintains contact with and is in touch with the local consumer environment.

Directors with Terms Ending in 2012

Donna M. Evan is a Sales Manager for WILI AM/FM, a commercial radio station located in Willimantic, Connecticut. Her responsibilities include working with local and regional businesses to market products and services, soliciting business from local and regional businesses and communicating with advertising agencies to coordinate advertising for national clients. Age 62. Director since 1996.

Ms. Evan brings significant business and management level experience from a setting outside of the financial services industry. In addition, through her business experience, Ms. Evan has gained significant marketing knowledge and valuable insight into current buying trends and the local economic environment, adding additional value to the Board.

Henry P. Hinckley is the Chairman of the Board of Directors of SI Financial and Savings Institute. Mr. Hinckley also is the President and owner of J.P. Mustard Agency, Inc., an insurance agency located in Willimantic, Connecticut. In this capacity, he manages five employees and operates a computerized agency management system. Age 70. Director since 1984.

Mr. Hinckley provides the Board with significant local marketing and sales insight and managerial and operational knowledge through his experience as president of an insurance agency. Mr. Hinckley has considerable experience in the insurance industry and the related risk assessment practice area necessary in banking operations.

Directors with Terms Ending in 2013

Rheo A. Brouillard has been the President and Chief Executive Officer of Savings Institute and SI Financial (and its predecessor) since 1995 and 2004, respectively. Age 56. Director since 1995.

Mr. Brouillard’s extensive experience in the local banking industry and involvement in business and civic organizations in the communities in which Savings Institute serves affords the Board valuable insight regarding the business and operation of Savings Institute. Mr. Brouillard’s knowledge of SI Financial’s and Savings Institute’s business and history, combined with his success and strategic vision, position him well to continue to serve as President and Chief Executive Officer.

Roger Engle was the President of The Crystal Water Company, a water supplier located in Danielson, Connecticut, from 1973 until his retirement in 2000. Mr. Engle served as the First Selectman for the town of Brooklyn, Connecticut from November 2005 until November 2009. As First Selectman, Mr. Engle oversaw all functions of the town, including the budgeting process, issuance of bonds and maintenance of public infrastructure. He was also a director of Connecticut Water Service, Inc. (NASDAQ: CTWS), which delivers water to customers throughout 42 towns in Connecticut and Massachusetts, from 2000 to 2005. Age 72. Director since 1998.

Mr. Engle’s experience as President of The Crystal Water Company and First Selectman provides the Board valuable management level experience, including insight into the budget process. In addition, Mr. Engle’s continued involvement in community organizations and local political matters is a vital component of a well rounded board.

Item 2 – Ratification of the Independent Registered Public Accounting Firm

The Audit Committee of the Board of Directors has appointed Wolf & Company, P.C. to be the Company’s independent registered public accounting firm for 2011, subject to ratification by stockholders. A representative of Wolf & Company, P.C. is expected to be present at the annual meeting to respond to appropriate questions from stockholders and will have the opportunity to make a statement should he or she desire to do so.

If the ratification of the appointment of the independent registered public accounting firm is not approved by a majority of the votes cast, the Audit Committee of the Board of Directors will consider other independent registered public accounting firms.

The Board of Directors recommends a vote “FOR” the ratification of the appointment of the independent registered public accounting firm.

Item 3 – Advisory Vote on the Approval of Compensation of the Named Executive Officers

The Dodd-Frank Wall Street Reform and Consumer Protection Act (the “Dodd-Frank Act”) requires, among other things, that the Company permit a non-binding advisory vote on the compensation of its named executive officers, as described in the tabular disclosure regarding named executive officer compensation and the accompanying narrative disclosure in this proxy statement.

This proposal, commonly known as a “say-on-pay” proposal, gives the Company’s stockholders the opportunity to endorse or not endorse the Company’s executive compensation program and policies through the following resolution:

 “Resolved, that the stockholders approve the compensation of the named executive officers, as described in the tabular disclosure regarding named executive officer compensation and the accompanying narrative disclosure in this proxy statement.”

Because the vote is advisory, it will not be binding upon the Company or its Board of Directors. However, the Compensation Committee will take into account the outcome of the vote when considering future executive compensation arrangements.

The Board of Directors unanimously recommends a vote “FOR” approval of the compensation of the named executive officers.

Item 4 – Advisory Vote on the Frequency of a Stockholder Vote on the Compensation of the Named Executive Officers

The Dodd-Frank Act requires the Company to obtain, at least once every six years, a stockholder vote on the frequency of a stockholder vote on the compensation of the named executive officers.

This proposal gives the Company’s stockholders the opportunity to determine whether the frequency of a stockholder vote on the compensation of the named executive officers will be every one, two or three years. Stockholders may also abstain from voting on the frequency of a stockholder vote on executive compensation.

Because the vote is advisory, it will not be binding upon the Company or its Board of Directors. However, the Compensation Committee will take into account the outcome of the vote when considering the frequency of a stockholder vote on executive compensation. For the reasons described below, we recommend that our stockholders select a frequency of three years, or a triennial vote.

            Our executive compensation program is designed to support long-term value creation, and a triennial vote will allow stockholders to better judge our executive compensation program in relation to our long-term performance. As described in “Compensation Discussion and Analysis”, one of the  key elements of our executive compensation and benefits program is to ensure management’s interests are aligned with our stockholders’ interests to support long-term value creation. Accordingly, we grant equity awards (stock options and restricted stock awards) with multi-year performance and service vesting periods to encourage our named executive officers to focus on long-term performance, and recommend a triennial vote, which would allow our executive compensation and benefits program to be evaluated over a similar timeframe and in relation to our long-term performance.

A triennial vote will also provide us with the time to respond to stockholders’ sentiments and implement any necessary changes.  We carefully review and monitor our executive compensation and benefits program to maintain the consistency and credibility of the program which is important in motivating and retaining our management team. We therefore believe that a triennial vote is an appropriate frequency to provide our Compensation Committee sufficient time to consider stockholders’ input and to implement any appropriate changes to our compensation program, in light of the timing that would be required to implement any decisions related to such changes.

The Board of Directors unanimously recommends conducting a vote to approve the compensation of the named executive officers every three years. Note: stockholders are not voting to approve or disapprove this recommendation.

Compensation Committee Report

The Compensation Committee has reviewed the Compensation Discussion and Analysis that is required by the rules established by the Securities and Exchange Commission. Based on such review and discussion, the Compensation Committee recommended to the Board of Directors that the Compensation Discussion and Analysis be included in this proxy statement. See “Compensation Discussion and Analysis.”

Compensation Committee of the Board of Directors
of SI Financial Group, Inc.

Roger Engle (Chairperson)
Mark D. Alliod
Donna M. Evan
Henry P. Hinckley

Compensation Discussion and Analysis

Executive Summary

It is the intent of the Compensation Committee to provide our named executive officers with a market competitive compensation package that promotes the achievement of our strategic objectives and maximizes stockholder value without encouraging excessive risk taking.

            Business Highlights

           The economy in our region remained challenging in 2010.  Notwithstanding these difficult times, the Company achieved several notable accomplishments, including:

•	The successful completion of the Bank’s second-step conversion in January 2011, which raised $52.4 million in additional capital.

•
Continued strong asset quality as nonperforming loans were 0.80% of total loans at year end and nonperforming assets were 0.67% of total assets at December 31, 2010. Net charge-offs for the year decreased from $4.0 million for 2009 to $994,000 for 2010.

•	An increase in the net interest margin for the fourth quarter and year ended December 31, 2010.

•	Improved noninterest income, which reflected expanded mortgage banking operations and continued strength in our wealth management division.

Compensation Highlights

In light of the Company’s financial accomplishments in 2010 and management’s role in achieving these accomplishments, the Compensation Committee took the following actions with respect to the compensation and benefits programs for our named executive officers:

•
The Compensation Committee reviewed each executive’s performance, his or her position in the Company and his or her employment or change in control agreement as a whole and elected to renew the employment agreements for our chief executive officer and chief financial officer and the change in control agreements for our other named executive officers, for an additional year so that the term of the employment agreements will expire on September 30, 2013 and the term of the change in control agreements will expire on September 30, 2012, unless otherwise extended.  See “Employment/Change in Control Agreements” for information on the agreements with our named executive officers.

•
Following a review of our chief executive officer’s performance, the Compensation Committee increased our chief executive officer’s base pay for 2011 to $335,000, which represents a 3.08% adjustment in base pay.  The Compensation Committee continues to target our chief executive officer’s base pay at the median level paid to chief executive officers in our peer group. In addition, after assessing the Company’s performance in 2010, our chief executive officer earned a cash bonus of $90,486 under our Pay for Performance Program.  See “Pay-for-Performance Program” for information on the performance measures used to determine cash incentives under the program.

•
Based upon a review of peer group data, along with the performance evaluations and salary recommendations from our chief executive officer, the Compensation Committee increased base pay for 2011 for Messrs. Hull, Moran and Weston  and Ms. Gervais to $220,500, $151,410, $161,000 and $150,000 respectively, which represents an increase in base pay of 5.0%, 3.0%, 3.2% and 4.9%, respectively.  The Compensation Committee continues to target base pay for our named executive officers at the median level paid to similarly situated executives in our peer group.  In addition, after assessing the Company’s performance in 2010, each of our other named executive officers earned a cash bonus under our Pay-for-Performance Program. See “Executive Compensation—Summary Compensation Table” for the actual 2010 cash bonuses paid under our Pay for Performance Program.

•
In support of our Pay-for-Performance compensation philosophy, our named executive officers each received stock option grants in 2010. The stock option grants vest at a rate of 20% per year over a five-year period. See “Executive Compensation – Grants of Plan-Based Awards” for the terms and conditions of the equity awards.

•	We reviewed our compensation and benefit plans and arrangements to ensure they incorporate features that mitigate the potential for risk taking.

Compensation Philosophy

We have designed a compensation and benefits program for our named executive officers that is focused on motivating and retaining talented executives that can help us build our franchise and enhance long-term shareholder value. More specifically, our program is designed to accomplish the following objectives:

•	Align the interests of our named executive officers with the interests of shareholders in the creation of long-term shareholder value;

•	Tie annual cash incentives to the achievement of measurable corporate performance;

•	Reward executives for enhancing long-term shareholder value; and

•	Balance rewards for the achievement of both short-term and long-term SI Financial objectives and ensure sound risk management.

Management and the Compensation Committee of the Board of Directors work together to ensure that executives are held accountable and rewarded for delivering superior performance and enhanced shareholder returns.

Elements of Our Compensation and Benefits Program

To achieve our objectives we have structured a compensation and benefits program that provides our named executive officers with the following:

•	Competitive Base Pay

•	Annual Cash Incentives

•	Long-term Equity Incentives

•	Retirement Benefits; and

•	Employment/Change in Control Agreements

The elements of a named executive officer’s total compensation package will vary depending upon the executive’s job position and responsibilities with SI Financial and Savings Institute.

Role of Compensation Committee

The Compensation Committee reviews all of the elements of compensation for our named executive officers annually to ensure we are competitive in the market place and that the mix of benefits accurately reflects our compensation philosophy. The Committee operates under a written charter that establishes the Compensation Committee’s responsibilities. The Compensation Committee and Board of Directors review the charter annually to ensure that the scope of the charter is consistent with the Compensation Committee’s role. Under the charter, the Compensation Committee is charged with general responsibility for the oversight and administration of our compensation program. The charter also authorizes the Compensation Committee to engage consultants and other professionals without management approval to the extent deemed necessary to discharge its responsibilities.

Role of Management

Our chief executive officer and other named executive officers develop recommendations regarding the appropriate mix and level of compensation for their subordinates. The chief executive officer develops recommendations for the other named executive officers. The recommendations consider the objectives of our compensation philosophy and the range of compensation programs authorized by the Compensation Committee. The chief executive officer meets with the Compensation Committee to discuss the recommendations and also reviews with the Committee his recommendations concerning the compensation of our named executive officers. Our chief executive officer also provides input on his own compensation. However, he does not participate in Committee discussions or the review of Committee documents relating to the determination of his compensation.

Role of Compensation Consultant

From time to time, the Compensation Committee retains the services of independent compensation consultants, with expertise in the community bank sector, to review and make recommendations concerning our compensation and benefit programs. The Compensation Committee did not engage an independent consultant in 2010.

Peer Group

The Compensation Committee, with the assistance of the Savings Institute’s Human Resources Department, selected the following financial institutions as our 2010 peer group:

New England Bank, Enfield, Connecticut
Chicopee Savings Bank, Chicopee, Massachusetts
Legacy Banks, Pittsfield, Massachusetts
Westfield Bank, Westfield, Massachusetts
United Bank, West Springfield, Massachusetts
Rockville Bank, Rockville, Connecticut
Farmington Savings Bank, Farmington, Connecticut

These financial institutions were selected based on asset size ($600 million to $1.5 billion), geographic proximity to SI Financial and operating characteristics. In addition to reviewing the compensation data of these peer institutions, the Compensation Committee also reviewed other publicly available salary surveys prepared by Amalfi Consulting LLC and Pearl Meyer & Partners.

Base Salary

Our goal is to provide our executive officers with base salaries that are competitive, that reflect their tenure and individual experience and that are consistent with their individual performance. The Compensation Committee has established base salary ranges for each named executive officer using the median base salaries paid to similarly situated executives in our peer group as a target.

Pay-for-Performance Program

Our named executive officers are eligible to receive annual cash incentive compensation awards through our Pay-for-Performance Program (“PFP”). The plan provides for quarterly and annual payouts for some participants; however, our named executive officers are only eligible for annual cash incentives. The Compensation Committee, in conjunction with the Asset Liability Committee, establishes the performance goals for each of our named executive officers on an annual basis, focusing on performance measures that are critical to our growth. The 2010 PFP targeted four performance measures: (1) return on average assets, (2) noninterest expense, (3) earnings per share and (4) deposit growth. The Committee assigns a weighting to each goal. In 2010, the highest weighting was assigned to the noninterest expense metric (35%), earnings per share and return on average assets each were assigned a 25% weighting and deposit growth was assigned a 15% weighting. In addition, each goal is assigned a target level with stretch and threshold performance levels set approximately 10% above and below the target, respectively. The threshold, target and stretch levels are then linked to an incentive opportunity that is calculated based on the midpoint of each executive’s pay grade and position. The 2010 incentive pay opportunities for our president and chief executive officer ranged from 25% at the threshold level, 37.5% at the target and 50% at the stretch level and for our other named executive officers the opportunities ranged from 20% at the threshold level, 30% at the target level and 40% at the stretch level. To be eligible to receive a PFP payout, plan participants must be employed by Savings Institute as of the payment date of the award. However, the Compensation Committee, in its sole discretion, may pay awards on a pro rata basis if the named executive officers are not employed as of the payment date due to retirement or disability. Before PFP payouts, our president and chief executive officer certifies that all of the other named executive officers have met the goals set forth on their performance profile sheets. The Compensation Committee certifies to the president and chief executive officer’s achievement of his stated goals. Typically PFP payouts are made within 2½ months of the end of the program year, which begins in January and ends in December. The actual 2010 PFP payouts varied based on the achievement of the stated SI Financial performance goals. See “Executive Compensation—Summary Compensation Table” for details on PFP awards earned in 2010. See also “Executive Compensation—Grant of Plan-Based Awards” for additional information on the threshold, target and stretch levels for the 2010 PFP.

2010 Payouts

The following charts set forth the 2010 Annual Pay-for-Performance Program payouts made to each of the participating named executive officers, as well as the Compensation Committee’s assessment of the executive in relation to Savings Institute’s achievement of the noted performance measures. The charts list each performance measure and the weight given to each measure. The charts also illustrate the threshold, target and maximum levels for measuring the performance and the weight given to the achievement at each level and provides information on Savings Institute’s actual performance under the noted measures and the corresponding payout.

Rheo A. Brouillard  - President and Chief Executive Officer

	Performance Goals							Payment Range as a Percentage of Midpoint Base Salary			Actual Achievement
Bank Measure	Weight	Threshold		Target		Maximum		20% Threshold	30% Target	40% Maximum	Actual Performance		Actual Payout

Return on Average Assets	25.0%	34.0	bp	37.8	bp	41.5	bp	$22,070	$33,104	$44,139	34.2	bp	$22,070
Noninterest Expenses	35.0	$35,965		$32,695		$29,426		30,897	46,346	61,795	$31,261		46,346
Earnings Per Share	25.0	0.23		0.28		0.34		22,070	33,104	44,139	0.26		22,070
Deposit Growth	15.0	28,549		33,587		40,304		13,241	19,862	26,483	14,315		–
Total	100.0%												$90,486

Brian J. Hull – Chief Financial Officer

	Performance Goals							Payment Range as a Percentage of Midpoint Base Salary			Actual Achievement
Bank Measure	Weight	Threshold		Target		Maximum		20% Threshold	30% Target	40% Maximum	Actual Performance		Actual Payout

Return on Average Assets	25.0%	34.0	bp	37.8	bp	41.5	bp	$10,303	$15,455	$20,607	34.2	bp	$10,303
Noninterest Expenses	35.0	$35,965		$32,695		$29,426		14,425	21,637	28,849	$31,261		21,637
Earnings Per Share	25.0	0.23		0.28		0.34		10,303	15,455	20,607	0.26		10,303
Deposit Growth	15.0	28,549		33,587		40,304		6,182	9,273	12,364	14,315		–
Total	100.0%												$42,243

David T. Weston/Michael Moran/Laurie Gervais

	Performance Goals							Payment Range as a Percentage of Midpoint Base Salary			Actual Achievement
Bank Measure	Weight	Threshold		Target		Maximum		20% Threshold	30% Target	40% Maximum	Actual Performance		Actual Payout

Return on Average Assets	25.0%	34.0	bp	37.8	bp	41.5	bp	$7,334	$11,000	$14,667	34.2	bp	$7,334
Noninterest Expenses	35.0	$35,965		$32,695		$29,426		10,267	15,400	20,534	$31,261		15,400
Earnings Per Share	25.0	0.23		0.28		0.34		7,334	11,000	14,667	0.26		7,334
Deposit Growth	15.0	28,549		33,587		40,304		4,400	6,600	8,800	14,315		–
Total	100.0%												$30,068

Long-Term Equity Incentives

Equity-based compensation continues to be a significant element of the total compensation package for our named executive officers. The Committee believes that equity awards help align the interests of our named executive officers to the interests of our SI Financial’s shareholders. Since the initial awards were made in 2005, the Company has been somewhat limited in its ability to use equity compensation by the limitations inherent in the mutual holding company structure. However, as a result of the recent second step conversion, the Company anticipates it will implement a new equity incentive plan in the future and restructure its equity award program to reflect best practices, such as annual equity awards.

Retirement Benefits

All of our named executive officers participate in Savings Institute’s qualified retirement plans available to all employees, including Savings Institute’s ESOP and 401(k) Plan. In addition to the tax-qualified plans, Savings Institute has entered into a non-qualified supplemental retirement plan agreements with certain of its named executive officers. The agreements provide retirement benefits based on a fixed percentage of each executive’s three highest years of compensation for the calendar years preceding his or her termination of employment. Savings Institute also maintains a nonqualified supplemental plan for its chief executive officer to make up for the potential shortfall in his retirement benefits attributable to the limitations that reduce benefits for highly compensated executives under tax-qualified retirement plans. The Committee reviews these programs on an annual basis to ensure that they are consistent with prevailing market practices, our overall executive compensation philosophy and are cost effective to Savings Institute. See “Executive Compensation—Non-Qualified Plans” for details on these programs.

Employment/Change in Control Agreements

We recognize that an important consideration in our ability to attract and retain key personnel is our ability to minimize the impact on our management team of the possible disruption associated with our analysis of strategic opportunities. Accordingly, we believe that it is in the best interest of the Company and its shareholders to provide our key personnel with reasonable financial arrangements in the event of termination of employment. In addition, the use of such arrangements by our competitors necessarily influences our use of such arrangements to maintain our ability to attract and retain key personnel. We currently maintain employment agreements with our chief executive officer and our chief financial officer and change in control agreements with our other named executive officers. See “Executive Compensation—Employment and Change in Control Agreements” for the details of these arrangements. The employment agreements provide for a three-year term and the change in control agreements provide for a two-year term. The agreements may be renewed annually for an additional year so that the term remains fixed at three years for the employment agreements and two years for the change in control agreements. The Compensation Committee’s decision to extend the term of an agreement with a named executive officer is discretionary and reflects the Committee’s evaluation of the executive’s role in SI Financial and Savings Institute and his or her overall job performance.

Perquisites

We provide our named executive officers with reasonable perquisites to further their ability to promote the business interests of the Company in our markets and to reflect competitive practices for similarly situated officers employed by our peers. The perquisites are reviewed periodically and adjusted as necessary.

Tax and Accounting Considerations

We consider the tax consequences of our compensation and benefit arrangements (to the individual and to the Company) in making design decisions on the plans. Specifically, the Compensation Committee reviews and considers the deductibility of executive compensation under Section 162(m) of the Internal Revenue Code (the “Code”), which provides that the Company may not deduct compensation of more than $1.0 million if paid to certain individuals unless such compensation is “performance-based.”   The Company does not consider base salary and the grant of options and stock under the Equity Incentive Plan to be performance-based compensation and, therefore, such compensation would not be deductible to the Company to the extent it exceeds $1.0 million. However, in 2010, no such compensation exceeded $1.0 million for any named executive officer.

Stock Ownership Guidelines

We have not adopted formal stock ownership requirements for our named executive officers. As a practical matter, our officers and directors are expected to hold a meaningful interest in our stock, which they may accumulate through participation in our stock compensation programs and individual purchases.

Executive Compensation

Summary Compensation Table. The following table provides information concerning total compensation earned or paid to the principal executive officer, principal financial officer and the three other most highly compensated executive officers of SI Financial who served in such capacities at December 31, 2010. These five officers are referred to as the named executive officers in this proxy statement.

Name and Principal Position	Year	Salary	Option Awards ($)(1)	Stock Awards ($)(2)		Non-equity Incentive Plan Compensation	Change in Pension Value and Nonqualified Deferred Compensation Earnings ($)	All Other Compensation ($)(3)	Total ($)
Rheo A. Brouillard President and Chief Executive Officer	2010 2009 2008	$320,192 312,339 294,831	$22,880 – –	$	– – –	$90,486 42,971 43,806	$141,350 128,241 21,518	$26,051 21,755 52,369	$600,959 505,306 415,524

Brian J. Hull Executive Vice President, Chief Financial Officer and Treasurer	2010 2009 2008	207,404 203,084 189,308	11,440 – –		– – –	42,243 20,061 20,451	197,659 54,465 –	18,122 13,569 32,720	476,868 291,179 242,479

David T. Weston Senior Vice President, Senior Trust Officer	2010 2009 2008	154,962 155,769 142,315	11,440 – –		– 20,500 –	30,068 14,279 14,556	– – –	11,117 8,141 6,506	207,587 198,689 163,377

Michael J. Moran Senior Vice President, Senior Credit Officer	2010 2009 2008	145,789 145,769 125,577	11,440 – –		– – –	30,068 14,279 14,556	43,064 155,393 –	18,180 16,077 28,411	248,541 331,518 168,544

Laurie L. Gervais Senior Vice President, Director Human Resources	2010 2009 2008	140,750 133,203 117,692	11,440 – –		– – –	30,068 14,279 14,556	86,598 96,129 88,418	11,036 8,694 18,164	279,892 252,305 238,830
___________________
(1)
Reflects the aggregate grant date fair value for stock options granted during the year computed in accordance with Financial Accounting Standards Board Accounting Standards Codification Topic 718 – Share Based Payment (“ASC 718”). The amounts were based upon a fair value of each option of $2.55 using the Black-Scholes option pricing model. The following assumptions were used to compute the fair value of the stock option awards: dividend yield – 1.50%; expected volatility – 38.98%; risk-free interest rate – 3.70%; and expected lives – 10 years. The actual value, if any, realized by an executive officer from any option will depend on the extent to which the market value of the common stock exceeds the exercise price of the option on the date the option is exercised. Accordingly, there is no assurance that the value realized by an executive officer will be at or near the value estimated above.

(2)
Reflects the aggregate grant date fair value for restricted stock awards granted computed in accordance with ASC 718. The amounts were calculated based on SI Financial’s stock price as of the grant date, which was $4.10.

(3)
Details of the amounts reported in the “All Other Compensation” column for 2010 are provided in the table below. The table excludes perquisites, which did not exceed $10,000 in the aggregate for each named executive officer:

	Mr. Brouillard	Mr. Hull	Mr. Weston	Mr. Moran	Ms. Gervais
Employer contributions to 401(k) Plan	$7,350	$6,824	$5,077	$4,802	$4,651
Market value of allocations under the ESOP	7,273	6,752	5,230	4,752	4,601
Economic benefit of employer-paid premiums for split-dollar life insurance agreements	11,128	4,327	450	8,482	1,665
Dividends paid on stock awards	300	219	360	144	119

  Employment and Change in Control Agreements

SI Financial and Savings Institute maintain employment agreements with Messrs. Brouillard and Hull. The employment agreements had an initial term of three years and may be renewed by the Board of Directors following a review of executive’s job performance for an additional year so that the remaining term will be three years. The Board of Directors approved extensions of the employment agreements through September 30, 2013. The employment agreements provide for a base salary and, among other things, participation in discretionary bonuses or other incentive compensation provided to senior management, and participation in stock benefit plans and other fringe benefits applicable to executive personnel. In addition, the employment agreements provide severance benefits and benefits continuation in the event of termination without cause or for good reason, disability or in connection with a change in control. No severance benefits are payable if an executive is terminated for cause or voluntarily terminates his employment with SI Financial or Savings Institute.

Under the terms of their employment agreements, Messrs. Brouillard and Hull are subject to a one year non-compete if they terminate their employment for good reason (as defined in the agreement) or they are terminated without cause (as defined in the agreement).

Savings Institute maintains change in control agreements with Messrs. Weston and Moran and Ms. Gervais. The change in control agreements had an initial term of two years and may be renewed by the Board of Directors following a review of executive’s job performance for an additional year so that the remaining term will be two years. The agreements provide each executive with severance benefits and benefits continuation if their employment is terminated in connection with a change in control. The Board of Directors approved extensions of the change in control agreements through September 30, 2012.

See “Potential Post-Termination Benefits” for a discussion of the benefits and payments Messrs. Brouillard, Hull, Weston and Moran and Ms. Gervais may receive under their agreements upon termination of employment.

Grants of Plan-Based Awards

The following table provides information concerning awards granted to the named executive officers during the year ended December 31, 2010.

		Estimate Possible Payouts Under Non-Equity Incentive Plan Awards (1)			Number of Securities	Exercise Price of	Grant Date Fair Value
Name	Grant Date	Threshold	Target	Maximum	Underlying Options (2)	Option Awards (2)	of Option Awards (3)
Rheo A. Brouillard	02/24/2010	$88,278	$132,416	$176,556	8,981	$5.68	$22,880
Brian J. Hull	02/24/2010	41,213	61,820	82,427	4,490	5.68	11,440
David T. Weston	02/24/2010	29,335	44,000	58,668	4,490	5.68	11,440
Michael J. Moran	02/24/2010	29,335	44,000	58,668	4,490	5.68	11,440
Laurie J. Gervais	02/24/2010	29,335	44,000	58,668	4,490	5.68	11,440

(1)	These columns illustrate the possible payouts for each named executive officer under the 2010 Pay-for-Performance Program.
(2)
Vest in five equal annual installments beginning on the first anniversary of the date of grant. The amount of options and the exercise price of such options each has been adjusted to reflect that on January 12, 2011, each option was converted into an option to purchase 0.8981 shares of Company common stock in connection with Savings Institute’s conversion from the mutual holding company form of organization to stock form.

(3)
Reflects the aggregate grant date fair value for stock options granted during the year computed in accordance with Financial Accounting Standards Board Accounting Standards Codification Topic 718 – Share Based Payment. The amounts were based upon a fair value of each option of $2.55 using the Black-Scholes option pricing model.

Pay-for-Performance Program

Our 2010 Pay-for-Performance Program was designed to reward employees for their contribution towards SI Financial’s success. Our named executive officers received payouts under this program based on the Company’s achievement of specific financial performance measures. See “Compensation Discussion and Analysis” for a detailed discussed of the 2010 Pay-for-Performance Program. See “Summary Compensation Table” for the actual 2010 program payouts.

Equity Incentive Plan

We maintain our Equity Incentive Plan to provide employees and directors of SI Financial and the Savings Institute with additional incentives to promote the growth and performance of SI Financial. See “Compensation Discussion and Analysis” for a detailed discussion of our Equity Incentive Plan.

Outstanding Equity Awards at Fiscal Year-End

The following table provides information concerning options and stock awards that have not vested as of December 31, 2010 for each named executive officer.

	Option Awards				Stock Awards
Name	Number of Securities Underlying Unexercised Options (#)(1) Exercisable	Number of Securities Underlying Unexercised Options (#)(1) Unexercisable	Option Exercise Price ($)(2)	Option Expiration Date (1)	Number of Shares or Units of Stock That Have Not Vested (#)(3)	Market Value of Shares or Units of Stock That Have Not Vested ($)(4)

Rheo A. Brouillard	89,810	–	$11.25	5/17/2015	–	$–
	–	8,981	5.68	2/24/2020	–	–
Brian J. Hull	35,924	–	11.25	5/17/2015	–	–
	–	4,490	5.68	2/24/2020	–	–
David T. Weston	8,981	–	11.25	5/17/2015	3,592	31,717
	–	4,490	5.68	2/24/2020	–	–
Michael J. Moran	24,249	–	11.25	5/17/2015	–	–
	–	4,490	5.68	2/24/2020	–	–
Laurie L. Gervais	24,249	–	11.25	5/17/2015	–	–
	–	4,490	5.68	2/24/2020	–	–
_______________________
(1)
Stock options granted pursuant to the Equity Incentive Plan with a May 17, 2015 expiration date vest in five equal annual installments commencing on May 17, 2006. Stock options granted pursuant to the Equity Incentive Plan with a February 24, 2020 expiration date vest in five equal annual installments commencing on February 24, 2011. The amount of options has been adjusted to reflect that on January 12, 2011, each option was converted into an option to purchase 0.8981 shares of Company common stock in connection with Savings Institute’s conversion from the mutual holding company form of organization to stock form.

(2)
The exercise price of options has been adjusted to reflect that on January 12, 2011, each option was converted into an option to purchase 0.8981 shares of Company common stock in connection with Savings Institute’s conversion from the mutual holding company form of organization to stock form.

(3)
Stock awards granted to Mr. Weston vest in five equal installments commencing on March 19, 2011. The amount of awards has been adjusted to reflect that on January 12, 2011, each award was converted into an award to receive 0.8981 shares of Company common stock in connection with Savings Institute’s conversion from the mutual holding company form of organization to stock form.

(4)	Based on $8.83 per share, the closing price of SI Financial’s common stock on December 31, 2010.

Stock Vested

The following table provides information concerning the vesting of stock awards for each named executive officer, on an aggregate basis, during the year ended December 31, 2010. No stock options were exercised during the year ended December 31, 2010.

	Stock Awards
Name	Number of Shares Acquired on Vesting (#)	Value Realized On Vesting ($)

Rheo A. Brouillard	10,000	$63,400	(1)
Brian J. Hull	7,300	46,282	(1)
David T. Weston	1,000	6,600	(2)
Michael J. Moran	4,800	30,432	(1)
Laurie J. Gervais	3,975	25,202	(1)

(1)	Based upon SI Financial’s closing stock price of $6.34 on May 17, 2010.
(2)	Based upon SI Financial’s closing stock price of $6.60 on March 19, 2010.

Pension Benefits

The following table presents an estimation of the present value of the benefits payable to each named executive officer under his or her executive supplemental retirement plan.

Name	Plan Name	Present Value of Accumulated Benefit ($)(1)
Rheo A. Brouillard	Savings Institute Executive Supplement Retirement Plan	$1,986,272
Brian J. Hull	Savings Institute Executive Supplement Retirement Plan	1,159,860
David T. Weston	—	—
Michael J. Moran	Savings Institute Executive Supplement Retirement Plan	817,974
Laurie L. Gervais	Savings Institute Executive Supplement Retirement Plan	878,867

(1)
The present value has been calculated assuming the named executive officer will remain in service until Normal Retirement Age (as defined in the plan) without a reduction in benefits. The accumulated benefit is calculated in accordance with Financial Accounting Standards Board Accounting Standards Codification Topic 710 – Compensation and Topic 715 – Compensation – Retirement Benefits, using a 6.00% discount rate.

Non-Qualified Plans

Executive Supplemental Retirement Plan. Savings Institute maintains an Executive Supplemental Retirement Plan Agreement for Messrs. Brouillard, Hull and Moran and Ms. Gervais. Each agreement provides a retirement benefit based on a fixed percentage of the participant’s final three-year average compensation. Benefits are payable upon the earlier of a participant’s termination of employment (other than for cause) at or after attaining age 65, or on the date when the sum of the participant’s years of service and age total 80 for Messrs. Brouillard and Moran and Ms. Gervais or 78 for Mr. Hull. If a participant terminates employment before satisfaction of these requirements, the participant may receive an early retirement benefit that would be adjusted by 2% for each point by which the sum of the participant’s age and years of service is less than 80 for Messrs. Brouillard and Moran and Ms. Gervais or 78 for Mr. Hull. Participants may elect to receive their plan benefits in the form of a single life annuity with 15 guaranteed annual payments or a lump sum equal to the actuarial equivalent of the annuity payment.

Split-Dollar Life Insurance Agreements. Savings Institute maintains individual split-dollar life insurance agreements with Messrs. Brouillard and Hull to encourage the officers to continue to render high quality service to Savings Institute in exchange for financial protection for their beneficiaries if they die. The death benefits provided under the split-dollar life insurance agreements are funded through bank-owned life insurance policies. Savings Institute pays all of the life insurance premiums. See “Potential Post-Termination Benefits” for a description of the benefits provided under the agreements.

Supplemental Executive Retirement Plan. Savings Institute maintains a Supplemental Executive Retirement Plan that provides restorative payments to executives designated by the Board of Directors who are prevented from receiving the full benefits contemplated by the ESOP’s benefit formula and the full matching contribution under the 401(k) Plan. Savings Institute’s Board of Directors has designated Mr. Brouillard to participate in the plan. The restorative payments under the plan consist of payments in lieu of shares that cannot be allocated to the participant’s account under the ESOP and payments for employer matching contributions that cannot be allocated under the 401(k) Plan due to the legal limitations imposed on tax-qualified plans. The benefits under the plan will be paid to Mr. Brouillard at the same time benefits are paid under the ESOP and 401(k) Plan. See “Potential Post-Termination Benefits” for a description of the benefits provided under the plan.

Potential Post-Termination Benefits

    Payments Made Upon Termination for Cause. If named executive officers are terminated for cause, they will receive their base salary through the date of termination and retain the rights to any vested benefits subject to the terms of the plan or agreement under which those benefits are provided. Unvested stock options and restricted stock awarded under the Equity Incentive Plan to named executive officers would be forfeited upon termination for cause.

All benefits credited to Mr. Brouillard under the supplemental executive retirement plan are non-forfeitable and therefore payable to him if he is terminated for cause.

Payments Made Upon Termination without Cause or for Good Reason. If SI Financial or Savings Institute elects to terminate Messrs. Brouillard or Hull for reasons other than for cause, or if Messrs. Brouillard or Hull resign after specified circumstances that would constitute constructive termination, the executives (or, in the event of death, their beneficiaries) are entitled to a lump sum severance payment equal to the base salary payments due for the remaining term of the employment agreement, along with all contributions that would have been made on behalf of the executive during the remaining term of the agreement pursuant to any of SI Financial’s or Savings Institute’s employee benefit plans. In addition, Savings Institute or SI Financial would continue and/or pay for each executive’s life, medical, disability and dental coverage for the remaining term of the employment agreement.

If Messrs. Weston or Moran or Ms. Gervais are terminated without cause or for good reason, each would retain the rights to any vested benefits subject to the terms of the plan or agreement under which those benefits are provided.

All benefits credited to Mr. Brouillard under the supplemental executive retirement plan are non-forfeitable and therefore payable to him if he is terminated for good reason or without cause.

Unvested stock options and restricted stock awarded under the Equity Incentive Plan to named executive officers would be forfeited upon termination without cause or for good reason.

Payments Made Upon Disability. Under Messrs. Brouillard’s and Hull’s employment agreements, if they become disabled and their employment is terminated, they will be entitled to disability pay equal to 100% of their bi-weekly base salary in effect at the date of termination. They would continue to receive disability payments until the earlier of: (1) the date they return to full employment with us; (2) their death; or (3) age 65. All disability payments would be reduced by the amount of any benefits payable under our disability plans. In addition, Messrs. Brouillard and Hull would continue to be covered to the greatest extent possible under all benefit plans in which they participated before their disability as if they were actively employed by us.

If Mr. Weston, Mr. Moran or Ms. Gervais becomes disabled and his or her employment is terminated, each will be entitled to benefits payable under our disability plan.

All benefits credited to Mr. Brouillard under the supplemental executive retirement plan are non-forfeitable and therefore payable to him if he becomes disabled and his employment is terminated.

Under the terms of the executive supplemental retirement plan agreements, if the designated executives become disabled, Savings Institute will transfer funds to a contingent liability trust equal to its accrued plan liability for the executive as of the date of the disability. When the accrued liability balance is transferred, Savings Institute’s obligation ends and a bank-owned disability policy from MassMutual Life Insurance Company covering the executive makes payments to the Contingent Liability Trust during the disability period.

Upon termination due to disability, outstanding stock options granted pursuant to the Equity Incentive Plan vest and remain exercisable until the earlier of one year from the date of termination of employment due to disability or the expiration date of the stock options. Restricted stock awards granted to these officers under the plan also vest upon termination of employment due to disability.

Payments Made Upon Death. Under their employment agreements, Messrs. Brouillard’s and Hull’s estates are entitled to receive the compensation due to them through the end of the month in which their death occurs.

Messrs. Weston’s or Moran’s or Ms. Gervais’ estate is entitled to receive compensation due to him or her through the date of his or her death.

All benefits credited to Mr. Brouillard under the supplemental executive retirement plan are non-forfeitable and therefore payable to his beneficiary if he dies.

Under the terms of the executive supplemental retirement plan agreements, should a participant die while employed with Savings Institute or after the payments have begun, the executive’s designated beneficiary will receive the balance in the executive’s plan liability account on the date of death in a lump sum cash payment.

Pursuant to the split-dollar life insurance agreements with Messrs. Brouillard and Hull, if an executive dies following his termination of employment, the death benefit provided under his split-dollar life insurance agreement is determined in accordance with the methodology set forth in his agreement. The death benefit will not exceed the excess of the net-at-risk amount under the policies for the inactive officer, provided, however that the death benefit provided to a beneficiary of an inactive officer will be reduced to three times the officer’s compensation (as defined in the agreement), if, as of the officer’s death, the officer had an irrevocable election to receive a lump sum distribution of his benefits (if any) payable under the executive supplemental retirement plan agreement.

Upon termination of employment due to death, outstanding stock options granted pursuant to the Equity Incentive Plan vest and remain exercisable until the earlier of one year from the date of death or the expiration date of the stock options. Restricted stock awards granted under the plan also vest upon death.

Payments Made Upon a Change in Control. Messrs. Brouillard’s and Hull’s employment agreements provide that in the event of a change in control followed by voluntary termination of employment (upon circumstances discussed in the agreement) or involuntary termination of employment for reasons other than cause, the executives receive a severance payment equal to 2.99 times the average of each executive’s five preceding taxable years’ annual compensation (“base amount”). For this calculation, annual compensation will include all taxable income plus any retirement contributions or benefits made or accrued during the period. In addition, Messrs. Brouillard and Hull will also receive the contributions they would have received under our retirement programs for a period of thirty-six months, as well as health, life, dental and disability coverage for that same time period. Section 280G of the Internal Revenue Code provides that payments related to a change in control that equal or exceed three times the “base amount” constitute “excess parachute payments.” Individuals who receive excess parachute payments are subject to a 20% excise tax on the amount that exceeds the base amount, and the employer may not deduct such amounts. The executives’ employment agreements provide that if the total value of the benefits provided and payments made to them in connection with a change in control, either under their employment agreements alone or together with other payments and benefits that they have the right to receive from SI Financial and Savings Institute, exceed three times their base amount (“280G Limit”), their severance payment will be reduced or revised so that the aggregate payments do not exceed their 280G Limit.

The change in control agreements provide that if, following a change in control, the officer’s employment is terminated without cause or he or she voluntarily terminates employment for good reason, he or she will be entitled to a severance payment equal to two times the average of his or her annual compensation over the five calendar years preceding the change in control, plus coverage under Savings Institute’s health and welfare plans for twenty-four months. The terms “change in control” and “good reason” are defined in the change in control agreement. The change in control agreements provide that the total value of the benefits provided and payments made may not exceed his or her 280G Limit and that to avoid such a result the severance payment would be reduced.

Under the terms of the executive supplemental retirement plan agreements, if a participant terminates employment in connection with a change in control (as defined in the plan), the participant will be entitled to a lump sum cash amount specified in the executive’s plan agreement payable within 30 days of the participant’s termination of employment. Payments made under the agreements upon a change in control may be categorized as parachute payments and, therefore, count towards each executive’s 280G Limit.

Under the terms of the ESOP, upon a change in control (as defined in the plan), the plan trustee will repay in full any outstanding acquisition loan. After repayment of the acquisition loan, all remaining shares of our stock held in the loan suspense account, all other stock or securities, and any cash proceeds from the sale or other disposition of any shares of our stock held in the loan suspense account will be allocated among the accounts of all participants in the plan who were employed by us on the date immediately preceding the effective date of the change in control. The allocations of shares or cash proceeds shall be credited to each eligible participant in proportion to the opening balances in their accounts as of the first day of the valuation period in which the change in control occurred. Payments under the ESOP are not categorized as parachute payments and, therefore, do not count towards each executive’s 280G Limit.

In addition to providing for benefits lost under the ESOP and 401(k) Plan as a result of limitations imposed by the Internal Revenue Code, the supplemental executive retirement plan also provides supplemental benefits to participants upon a change in control (as defined in the plan) before the complete scheduled repayment of the ESOP loan. The supplemental benefit is equal to the benefit the participants would have received under the ESOP, had the participants remained employed throughout the term of the plan’s acquisition loan, less the benefits actually provided. All benefits received under this plan count towards the participant’s 280G Limit.

In the event of a change in control of SI Financial or Savings Institute, outstanding stock options granted pursuant to the Equity Incentive Plan vest and, if the option holder is terminated other than for cause within twelve months of the change in control, will remain exercisable until the expiration date of the stock options. Restricted stock awards granted to these officers under the plan also vest upon a change in control. The value of the accelerated options and restricted stock grants count towards an executive’s 280G Limit.

Potential Post-Termination Benefits Tables. The amount of compensation payable to each named executive officer upon termination for cause, termination without cause or for good reason, a change in control followed by termination of employment, disability, death and retirement is shown below. The amounts shown assume that such termination was effective as of December 31, 2010, and thus include amounts earned through such time and are estimates of the amounts that would be paid out to the executives upon their termination. The amounts do not include: (1) the executive’s account balances in Savings Institute’s tax-qualified retirement plans to which each executive has a non-forfeitable interest; or (2) the value of any stock options as the exercise prices of all stock options exceeded the stock price of SI Financial common stock at December 31, 2010. The amounts shown relating to unvested restricted stock awards are based on the fair market value of SI Financial’s common stock on December 31, 2010, which was $8.83. The actual amounts to be paid out can only be determined at the time of such executive’s separation from SI Financial.

The following table provides the amount of compensation payable to Mr. Brouillard for each of the situations listed below.

	Payments Due Upon
	Termination For Cause	Termination Without Cause or for Good Reason (1)	Disability (2)	Death	Retirement	Change in Control with Termination of Employment

Cash wages	$–	$893,750	$1,172,083	$–	$–	$1,270,318
Health and welfare benefits (3)	–	44,132	129,721	–	–	48,144
Income attributable to executive supplemental retirement plan	–	2,169,621	1,331,135	1,331,135	1,986,272	2,200,000
Income attributable to vesting of stock options	–	37,300	37,300	37,300	–	37,300
Income attributable to distribution under split-dollar insurance policy	–	–	–	2,206,000	–	–
Income attributable to distribution under supplemental executive retirement plan	43,815	43,815	43,815	43,815	43,815	43,815
Total payment	$43,815	$3,188,618	$2,714,054	$3,618,250	$2,030,087	$3,599,577	(4)

(1)
“Good Reason” means the material breach of the agreement by Savings Institute or SI Financial, including: (1) a material change to the executive’s responsibilities or authority; (2) assignment to executive of duties of a non-executive nature or duties for which he is not reasonably equipped by his skills or experience; (3) the failure to nominate or renominate the executive to the Board of Directors of Savings Institute or SI Financial; (4) a reduction in salary or benefits; (5) termination or material reduction of incentive and benefits plans, programs or arrangements; (6) relocation of executive’s principal business office by more than twenty-five miles; or (7) the liquidation or dissolution of SI Financial or Savings Institute.

(2)	Disability payment equals the executive’s base salary as of his termination date assuming coverage is continued until executive reaches 65 years of age.
(3)	The value of coverage under Savings Institute’s life, medical, health and dental insurance programs for a period of 36 months.
(4)	The amounts shown do not reflect a reduction of $294,923 for Mr. Brouillard’s 280G Limit. See “Potential Post-Termination Benefits—Payments Made Upon a Change in Control.”

The following table provides the amount of compensation payable to Mr. Hull for each of the situations listed below.

	Payments Due Upon
	Termination For Cause	Termination Without Cause or for Good Reason (1)	Disability (2)	Death	Retirement	Change in Control with Termination of Employment

Cash wages	$–	$577,500	$441,000	$–	$–	$796,977
Health and welfare benefits (3)	–	44,132	224,672	–	–	48,144
Income attributable to executive supplemental retirement plan	–	1,390,033	971,277	328,986	1,159,860	1,290,000
Income attributable to vesting of stock options	–	18,650	18,650	18,650	–	18,650
Income attributable to distribution under split-dollar insurance policy	–	–	–	1,617,000	–	–
Total payment	$–	$2,030,315	$1,655,599	$1,964,636	$1,159,860	$2,153,771	(4)

(1)
“Good Reason” means the material breach of the agreement by Savings Institute or SI Financial, including: (1) a material change to the executive’s responsibilities or authority; (2) assignment to executive of duties of a non-executive nature or duties for which he is not reasonably equipped by his skills or experience; (3) the failure to nominate or renominate the executive to the Board of Directors of Savings Institute or SI Financial; (4) a reduction in salary or benefits; (5) termination or material reduction of incentive and benefits plans, programs or arrangements; (6) relocation of executive’s principal business office by more than twenty-five miles; or (7) the liquidation or dissolution of SI Financial or Savings Institute.

(2)	Disability payment equals the executive’s base salary as of his termination date assuming coverage is continued until executive reaches 65 years of age.
(3)	The value of coverage under Savings Institute’s life insurance programs for a period of 36 months.
(4)	The amounts shown do not reflect a reduction of $194,269 for Mr. Hull’s 280G Limit. See “Potential Post-Termination Benefits —Payments Made Upon a Change in Control.”

The following table provides the amount of compensation payable to Mr. Weston for each of the situations listed below.

	Payments Due Upon
	Termination For Cause	Disability	Death	Retirement	Change in Control with Termination of Employment

Cash wages	$–	$–	$–	$–	$288,599
Health and welfare benefits (1)	–	–	–	–	25,832
Income attributable to vesting of restricted stock and stock options	–	45,140	45,140	–	45,140
Total payment	$–	$45,140	$45,140	$–	$359,571

(1)	The value of coverage under Savings Institute’s life insurance programs for a period of 24 months.

The following table provides the amount of compensation payable to Mr. Moran for each of the situations listed below.

	Termination For Cause	Termination Without Cause or for Good Reason (1)	Disability	Death	Retirement	Change in Control with Termination of Employment

Cash wages	$–	$–	$–	$–	$–	$380,766
Income attributable to executive supplemental retirement plan	–	817,974	665,402	139,562	817,974	780,000
Income attributable to vesting of stock options	–	–	18,650	18,650	–	18,650
Income attributable to distribution under split-dollar insurance policy	–	–	–	1,081,000	–	–
Total payment	$–	$817,974	$684,052	$1,239,212	$817,974	$1,179,416

(1)
“Good Reason” means the material breach of the agreement by Savings Institute or SI Financial, including: (1) a material change to the executive’s responsibilities or authority; (2) assignment to executive of duties of a non-executive nature or duties for which he is not reasonably equipped by his skills or experience; (3) the failure to nominate or renominate the executive to the Board of Directors of Savings Institute or SI Financial; (4) a reduction in salary or benefits; (5) termination or material reduction of incentive and benefits plans, programs or arrangements; (6) relocation of executive’s principal business office by more than twenty-five miles; or (7) the liquidation or dissolution of SI Financial or Savings Institute.

The following table provides the amount of compensation payable to Ms. Gervais for each of the situations listed below.

	Termination For Cause	Termination Without Cause or for Good Reason (1)	Disability	Death	Retirement	Change in Control with Termination of Employment

Cash wages	$–	$–	$–	$–	$–	$324,937
Health and welfare benefits	–	–	–	–	–	1,896
Income attributable to executive supplemental retirement plan	–	878,867	543,770	205,035	878,867	750,000
Income attributable to vesting of stock options	–	–	18,650	18,650	–	18,650
Income attributable to distribution under split-dollar insurance policy	–	–	–	975,000	–	–
Total payment	$–	$878,867	$562,420	$1,198,685	$878,867	$1,095,483

(1)
“Good Reason” means the material breach of the agreement by Savings Institute or SI Financial, including: (1) a material change to the executive’s responsibilities or authority; (2) assignment to executive of duties of a non-executive nature or duties for which he is not reasonably equipped by his skills or experience; (3) the failure to nominate or renominate the executive to the Board of Directors of Savings Institute or SI Financial; (4) a reduction in salary or benefits; (5) termination or material reduction of incentive and benefits plans, programs or arrangements; (6) relocation of executive’s principal business office by more than twenty-five miles; or (7) the liquidation or dissolution of SI Financial or Savings Institute.

Other Information Relating to Directors and Executive Officers

Section 16(a) Beneficial Ownership Reporting Compliance

Section 16(a) of the Securities Exchange Act of 1934 requires the Company’s executive officers and directors, and persons who own more than 10% of any registered class of the Company’s equity securities, to file reports of ownership and changes in ownership with the Securities and Exchange Commission. Executive officers, directors and stockholders who own greater than 10% of our common stock are required by regulation to furnish the Company with copies of all Section 16(a) reports they file.

Based solely on its review of the copies of the reports it has received and written representations provided to the Company from the individuals required to file the reports, the Company believes that each of its executive officers and directors complied with applicable reporting requirements for transactions in SI Financial common stock during 2010.

Policies and Procedures for Approval of Related Persons Transactions

SI Financial maintains a Policy and Procedures Governing Related Persons Transactions, which is a written policy and set of procedures for the review and approval or ratification of transactions involving related persons. Under the policy, related persons consist of directors, director nominees, executive officers, persons or entities known to us to be the beneficial owner of more than five percent of any outstanding class of voting securities of SI Financial, or immediate family members or certain affiliated entities of any of the foregoing persons.

Transactions covered by the policy consist of any financial transaction, arrangement or relationship or series of similar transactions, arrangements or relationships, in which:

•	the aggregate amount involved will or may be expected to exceed $50,000 in any calendar year;
•	SI Financial is, will or may be expected to be a participant; and
•	any related person has or will have a direct or indirect material interest.

The policy excludes certain transactions, including:

•	any compensation paid to an executive officer of SI Financial if the Compensation Committee of the Board of Directors approved (or recommended that the Board approve) such compensation;
•	any compensation paid to a director of SI Financial if the Board or an authorized committee of the Board approved such compensation; and
•
any transaction with a related person involving consumer and investor financial products and services provided in the ordinary course of SI Financial business and on substantially the same terms as those prevailing at the time for comparable services provided to unrelated third parties or to SI Financial’s employees on a broad basis (and, in the case of loans, in compliance with the Sarbanes-Oxley Act of 2002).

Related person transactions will be approved or ratified by the Audit Committee. In determining whether to approve or ratify a related person transaction, the Audit Committee will consider all relevant factors, including:

•	whether the terms of the proposed transaction are at least as favorable to SI Financial as those that might be achieved with an unaffiliated third party;
•	the size of the transaction and the amount of consideration payable to the related person;
•	the nature of the interest of the related person;
•	whether the transaction may involve a conflict of interest; and

•	whether the transaction involves the provision of goods and services to SI Financial that are available from unaffiliated third parties.

A member of the Audit Committee who has an interest in the transaction will abstain from voting on the approval of the transaction but may, if so requested by the Chair of the Committee, participate in some or all of the discussion relating to the transaction.

Transactions with Related Persons

The Sarbanes-Oxley Act of 2002 generally prohibits loans by SI Financial to its executive officers and directors. However, the Sarbanes-Oxley Act contains a specific exemption from such prohibition for loans by Savings Institute to its executive officers and directors in compliance with federal banking regulations. Federal regulations require that all loans or extensions of credit to executive officers and directors of insured financial institutions must be made on substantially the same terms, including interest rates and collateral, as those prevailing at the time for comparable transactions with other persons and must not involve more than the normal risk of repayment or present other unfavorable features. Savings Institute is therefore prohibited from making any new loans or extensions of credit to executive officers and directors at different rates or terms than those offered to the general public. Notwithstanding this rule, federal regulations permit Savings Institute to make loans to executive officers and directors at reduced interest rates if the loan is made under a benefit program generally available to all other employees and does not give preference to any executive officer or director over any other employee. All outstanding loans made by Savings Institute to its directors and executive officers, and members of their immediate families, were made in the ordinary course of business, were made on substantially the same terms, including interest rates and collateral, as those prevailing at the time for comparable loans with persons not related to Savings Institute, and did not involve more than the normal risk of collectibility or present other unfavorable features.

In accordance with banking regulations, the Board of Directors reviews all loans made to a director or executive officer in an amount that, when aggregated with the amount of all other loans to such person and his or her related interests, exceed the greater of $25,000 or 5% of Savings Institute’s capital and surplus (up to a maximum of $500,000) and such loan must be approved in advance by a majority of the disinterested members of the Board of Directors. Additionally, pursuant to SI Financial’s Code of Ethics and Business Conduct, all executive officers and directors of SI Financial must disclose any existing or emerging conflicts of interest to the President and Chief Executive Officer of SI Financial. Such potential conflicts of interest include, but are not limited to, the following: (1) SI Financial  conducting business with or competing against an organization in which a family member of an executive officer or director has an ownership or employment interest and (2) the ownership of more than 5% of the outstanding securities or 5% of total assets of any business entity that does business with or in competition with SI Financial.

Submission of Business Proposals and Stockholder Nominations

The Company must receive proposals that stockholders seek to have included in the proxy statement for the Company’s next annual meeting no later than December 1, 2011. If next year’s annual meeting is held on a date more than 30 calendar days from May 11, 2012, a stockholder proposal must be received by a reasonable time before the Company begins to print and mail its proxy solicitation materials. Any stockholder proposals will be subject to the requirements of the proxy rules adopted by the Securities and Exchange Commission.

The Company’s Bylaws provide that for a stockholder to make nominations for the election of directors or proposals for business to be brought before a meeting of stockholders, a stockholder must deliver written notice of such nominations and/or proposals to the Corporate Secretary not less than 90 days before the date of the meeting; provided that if less than 100 days notice or prior public disclosure of the meeting is given or made to stockholders, such notice must be delivered not later than the close of the tenth day following the day on which notice of the meeting was mailed to stockholders or such public disclosure was made.

Stockholder Communications

The Company encourages stockholder communications to the Board of Directors and/or individual directors. Stockholders who wish to communicate with the Board of Directors or an individual director should send their communications to the care of Laurie L. Gervais, Corporate Secretary, SI Financial Group, Inc., 803 Main Street, Willimantic, Connecticut 06226. Communications regarding financial or accounting policies should be sent to the attention of the Chairperson of the Audit Committee. All other communications should be sent to the attention of the Chairperson of the Nominating and Governance Committee.

Miscellaneous

The Company will pay the cost of this proxy solicitation. The Company will reimburse brokerage firms and other custodians, nominees and fiduciaries for reasonable expenses incurred by them in sending proxy materials to the beneficial owners of the Company. In addition to soliciting proxies by mail, directors, officers and regular employees of the Company may solicit proxies personally or by telephone. None of these persons will receive additional compensation for these activities.

The Company’s Annual Report to Stockholders has been provided to all persons who were stockholders as of the close of business on March 14, 2011. Any stockholder who has not received a copy of the Annual Report may obtain a copy by writing to the Corporate Secretary of the Company. The Annual Report is not to be treated as part of the proxy solicitation material or as having been incorporated in this proxy statement by reference.

A copy of the Company’s Form 10-K for the year ended December 31, 2010 as filed with the Securities and Exchange Commission, will be furnished without charge to all persons who were stockholders as of the close of business on March 14, 2011 upon written request to Laurie L. Gervais, Corporate Secretary, SI Financial Group, Inc., 803 Main Street, Willimantic, Connecticut 06226.

If you and others who share your address own your shares in “street name,” your broker or other holder of record may be sending only one annual report and proxy statement to your address. This practice, known as “householding,” is designed to reduce our printing and postage costs. However, if a stockholder residing at such an address wishes to receive a separate annual report or proxy statement in the future, he or she should contact the broker or other holder of record. If you own your shares in “street name” and are receiving multiple copies of our annual report and proxy statement, you can request householding by contacting your broker or other holder of record.

PLEASE MARK VOTES AS IN THIS EXAMPLE REVOCABLE PROXY SI FINANCIAL GROUP, INC. ANNUAL MEETING OF STOCKHOLDERS May 11, 2011 9:00 a.m., Local TimeTHIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS The undersigned hereby appoints the official proxy committee of SI Financial Group, Inc. (the “Company”), consisting of Roger Engle and Donna M. Evan, or each of them, with full power of substitution in each, to act as proxy for the undersigned, and to vote all shares of common stock of the Company that the undersigned is entitled to vote only at the annual meeting of stockholders to be held on May 11, 2011 at 9:00 a.m., local time, at the Savings Institute Bank and Trust Company Training Center, 579 North Windham Road, North Windham, Connecticut, and at any and all adjournments or postponements, with all of the powers the undersigned would possess if personally present at such meeting as follows: Please be sure to date and sign this proxy card in the box below. DateSign above Co-holder (if any) sign above 1. The election as directors of all nominees listed (unless the “For All Except” box is marked and the instructions below are complied with). For With-hold For All Except Mark D. Alliod, Michael R. Garvey and Robert O. Gillard INSTRUCTION: To withhold authority to vote for any individual nominee, mark “For All Except” and write that nominee’s name in the space provided below. 2. The ratification of the appointment of Wolf & Company, P.C. as the independent registered public accounting firm of SI Financial Group, Inc. for the fiscal year ending December 31, 2011. For Against Abstain 3. The approval of a non-binding resolution to approve the compensation of the named executive officers. For Against Against Abstain 4. The determination of whether the stockholder vote to approve the compensation of the named executive officers should occur every one, two or three years. Three Years Two Years One Year Abstain THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” PROPOSALS 1, 2 AND 3 AND “THREE YEARS” FOR PROPOSAL 4. NOTE: STOCKHOLDERS ARE NOT VOTING TO APPROVE OR DISAPPROVE THE BOARD OF DIRECTORS’ RECOMMENDATION ON PROPOSAL 4. This proxy is revocable and, if properly signed and dated, will be voted as directed, but if no instructions are specified, this proxy will be voted “FOR” each of proposals 1, 2 and 3 and “three years” for proposal 4. If any other business is presented at the annual meeting, including whether or not to adjourn the meeting, this proxy will be voted by the proxies in their judgment. At the present time, the Board of Directors knows of no other business to be presented at the annual meeting. This proxy also confers discretionary authority on the Board of Directors to vote with respect to the election of any person as director where the nominees are unable to serve or for good cause will not serve and matters incident to the conduct of the meeting. Detach above card, sign, date and mail in postage paid envelope provided. SI FINANCIAL GROUP, INC. The above signed acknowledges receipt from the Company, prior to the execution of this proxy, of a Notice of Annual Meeting of Stockholders, a Proxy Statement for the Annual Meeting and the Annual Report to Stockholders. Please sign exactly as your name appears on this card. When signing as attorney, executor, administrator, trustee or guardian, please give your full title. If shares are held jointly, each holder may sign but only one signature is required. Please complete, date, sign and promptly mail this proxy in the enclosed postage-paid envelope. IF YOUR ADDRESS HAS CHANGED, PLEASE CORRECT THE ADDRESS IN THE SPACE PROVIDED BELOW AND RETURN THIS PORTION WITH THE PROXY IN THE ENVELOPE PROVIDED. PROXY MATERIALS ARE AVAILABLE ON-LINE AT: http://www.cfpproxy.com/6954 6954

Dear Participant:

As a participant in the Savings Institute Bank and Trust Company Profit Sharing and 401(k) Savings Plan (the “401(k) Plan”) and/or the Savings Institute Bank and Trust Company Employee Stock Ownership Plan, as amended and restated (the “ESOP”), I am forwarding you the enclosed green and blue voting instruction cards to convey your voting instructions to First Bankers Trust Services, Inc. (the “Trustee” for the SI Financial Group, Inc. Stock Fund in the 401(k) Plan and for the ESOP) on the proposals to be presented at the Annual Meeting of Stockholders of SI Financial Group, Inc. to be held on May 11, 2011. Also enclosed is a Notice and Proxy Statement for the
Annual Meeting of Stockholders and a copy of the Company’s Annual Report to Stockholders.

As a holder of SI Financial Group, Inc.’s common stock through the 401(k) Plan and/or ESOP, you are entitled to direct the Trustee how to vote the shares of common stock credited to your account(s) as of March 14, 2011, the record date for the Annual Meeting. If the Trustee does not receive your voting instructions by May 2, 2011, the Trustee will vote your shares in the same proportion as shares for which the Trustee has received voting instructions from other 401(k) Plan and/or ESOP participants, subject to its fiduciary duties.

Please complete, sign and return the enclosed green and blue voting instruction cards in the postage-paid envelope provided. Your voting instructions will not be revealed, directly or indirectly, to any employee or director of SI Financial Group, Inc. or the Savings Institute Bank and Trust Company.

If you participate in several employer-sponsored stock based benefit plans you will receive multiple voting instruction cards. Please submit all the voting instruction cards you receive.

Sincerely,

/s/ Rheo A. Brouillard
Rheo A. Brouillard
President and Chief Executive Officer

PLEASE MARK VOTES AS IN THIS EXAMPLE VOTING INSTRUCTION CARD SI FINANCIAL GROUP, INC. SAVINGS INSTITUTE BANK AND TRUST COMPANY PROFIT SHARING AND 401(k) SAVINGS PLAN (“401(k) PLAN”) ANNUAL MEETING OF STOCKHOLDERS May 11, 2011, 9:00 a.m., Local Time YOUR VOTING INSTRUCTIONS ARE SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS I hereby direct First Bankers Trust Services, Inc. (as trustee for the SI Financial Group, Inc. Stock Fund in the 401(k) Plan) to vote all shares of SI Financial Group, Inc. common stock credited to my 401(k) Plan account at the SI Financial Group, Inc. Annual Meeting of Stockholders, and at any and all adjournments or postponements, as follows: Please be sure to date and sign this Voting Instruction Card in the box below. Date SIGNATURE OF 401(k) PLAN PARTICIPANT 401K 1. The election as directors of all nominees listed (unless the “For All Except” box is marked and the instructions below are complied with). For With- hold For All Except Mark D. Alliod, Michael R. Garvey and Robert O. Gillard INSTRUCTION: To withhold authority to vote for any individual nominee, mark “For All Except” and write that nominee’s name in the space provided below. 2. The ratification of the appointment of Wolf & Company, P.C. as the independent registered public accounting firm of SI Financial Group, Inc. for the fiscal year ending December 31, 2011. For Against Abstain 3. The approval of a non-binding resolution to approve the compensation of the named executive officers. For Against Abstain 4. The determination of whether the stockholder vote to approve the compensation of the named executive officers should occur every one, two or three years. Three Years Two Years One Year Abstain THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” PROPOSALS 1, 2 AND 3 AND “THREE YEARS” FOR PROPOSAL 4. NOTE: YOU ARE NOT VOTING TO APPROVE OR DISAPPROVE THE BOARD OF DIRECTORS’ RECOMMENDATION ON PROPOSAL 4. Detach above card, sign, date and mail in postage paid envelope provided. SI FINANCIAL GROUP, INC. The above signed acknowledges receipt from the Company, before the execution of this voting instruction card, of a Notice of Annual Meeting of Stockholders, a Proxy Statement for the Annual Meeting and the Annual Report to Stockholders. Please complete, date, sign and return this Voting Instruction Card in the enclosed postage-paid envelope by May 2, 2011. IF YOUR ADDRESS HAS CHANGED, PLEASE CORRECT THE ADDRESS IN THE SPACE PROVIDED BELOW AND RETURN THIS PORTION WITH THE PROXY IN THE ENVELOPE PROVIDED. PROXY MATERIALS ARE AVAILABLE ON-LINE AT: http://www.cfpproxy.com/6954 6954/7490

PLEASE MARK VOTES AS IN THIS EXAMPLE VOTING INSTRUCTION CARD SI FINANCIAL GROUP, INC.SAVINGS INSTITUTE BANK AND TRUST COMPANY EMPLOYEE STOCK OWNERSHIP PLAN (“ESOP”) ANNUAL MEETING OF STOCKHOLDERS MAY 11, 2011, 9:00 A.M., LOCAL TIME YOUR VOTING INSTRUCTIONS ARE SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS I hereby direct the ESOP Trustee to vote all shares of SI Financial Group, Inc. common stock allocated to my ESOP account at the SI Financial Group, Inc. Annual Meeting of Stockholders, and at any and all adjournments or postponements, as follows: Please be sure to sign and date this Voting Instruction Card in the box below. Date Participant sign above ESOP 1. The election as directors of all nominees listed (unless the “For All Except” box is marked and the instructions below are complied with). For With- hold For All Except Mark D. Alliod, Michael R. Garvey and Robert O. Gillard INSTRUCTION: To withhold authority to vote for any individual nominee, mark “For All Except” and write that nomineeʼs name in the space provided below. 2. The ratification of the appointment of Wolf & Company, P.C. as the independent registered public accounting firm of SI Financial Group, Inc. for the fiscal year ending December 31, 2011. For Against Abstain 3. The approval of a non-binding resolution to approve the compensation of the named executive officers. For Against Abstain The determination of whether the stockholder vote to approve the compensation of the named executive officers should occur every one, two or three years. Three Years Two Years One Year Abstain Any such matters as may properly come before the meeting, or any adjournments thereof. THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” PROPOSALS 1, 2 AND 3 AND “THREE YEARS” FOR PROPOSAL 4. NOTE: YOU ARE NOT VOTING TO APPROVE OR DISAPPROVE THE BOARD OF DIRECTORSʼ RECOMMENDATION ON PROPOSAL 4. Detach above card, sign, date and mail in postage paid envelope provided. SI FINANCIAL GROUP, INC. The above signed acknowledges receipt from the Company, before the execution of this voting instruction card, of a Notice of Annual Meeting of Stockholders, a Proxy Statement for the Annual Meeting and the Annual Report to Stockholders. Please complete, date, sign and return this Voting Instruction Card in the enclosed postage-paid envelope by May 2, 2011. IF YOUR ADDRESS HAS CHANGED, PLEASE CORRECT THE ADDRESS IN THE SPACE PROVIDED BELOW AND RETURN THIS PORTION WITH THE PROXY IN THE ENVELOPE PROVIDED. PROXY MATERIALS ARE AVAILABLE ON-LINE AT: http://www.cfpproxy.com/6954 6954/7491

Dear Stock Award Recipient:

On behalf of the Board of Directors of SI Financial Group, Inc. (the “Company”), I am forwarding you the enclosed yellow vote authorization form to convey your voting instructions to First Bankers Trust Services, Inc. (the “Trustee”) on the proposals to be presented at the Annual Meeting of Stockholders of SI Financial Group, Inc. to be held on May 11, 2011. Also enclosed is a Notice and Proxy Statement for the Annual Meeting of Stockholders and a copy of the Company’s Annual Report to Stockholders.

You are entitled to vote all shares of restricted stock awarded to you under the SI Financial Group, Inc. 2005 Equity Incentive Plan (the “Equity Incentive Plan”) that are unvested as of March 14, 2011, the record date for the Annual Meeting. The Trustee will vote these shares of the Company’s common stock held in trust under the Equity Incentive Plan in accordance with instructions it receives by May 2, 2011. If the Trustee does not receive your voting instructions by that date, the Trustee will vote your shares as directed by the Company.

Please complete, sign and return the enclosed yellow vote authorization form in the postage-paid envelope provided. Your vote will not be revealed, directly or indirectly, to any employee or director of SI Financial Group, Inc. or the Savings Institute Bank and Trust Company.

If you participate in several employer-sponsored stock based benefit plans you will receive multiple voting instruction cards. Please submit all the voting instruction cards you receive.

Sincerely,

/s/ Rheo A. Brouillard
Rheo A. Brouillard
President and Chief Executive Officer

PLEASE MARK VOTES AS IN THIS EXAMPLE VOTE AUTHORIZATION FORM SI FINANCIAL GROUP, INC. I understand that First Bankers Trust Services, Inc., is the holder of record and custodian of all unvested restricted shares of SI Financial Group, Inc. (the “Company”) common stock awarded to me under the SI Financial Group, Inc. 2005 Equity Incentive Plan. Further, I understand that my voting instructions are solicited on behalf of the Company’s Board of Directors for the Annual Meeting of Stockholders to be held on May 11, 2011. Accordingly, please vote my shares as follows: Please be sure to date and sign this Voting Authorization Form in the box Date Sign above Co-holder (if any) sign above 1. The election as directors of all nominees listed (unless the “For All Except” box is marked and the instructions below are complied with). For With- hold For All Except Mark D. Alliod, Michael R. Garvey and Robert O. Gillard INSTRUCTION: To withhold authority to vote for any individual nominee, mark “For All Except” and write that nominee’s name in the space provided below. 2. The ratification of the appointment of Wolf & Company, P.C. as the independent registered public accounting firm of SI Financial Group, Inc. for the fiscal year ending December 31, 2011. For Against Abstain 3. The approval of a non-binding resolution to approve the compensation of the named executive officers. For Against Abstain 4. The determination of whether the stockholder vote to approve the compensation of the named executive officers should occur every one, two or three years. Three Years Two Years One Year Abstain THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” PROPOSALS 1, 2 AND 3 AND “THREE YEARS” FOR PROPOSAL 4. NOTE: YOU ARE NOT VOTING TO APPROVE OR DISAPPROVE THE BOARD OF DIRECTORS’ RECOMMENDATION ON PROPOSAL 4. First Bankers Trust Services, Inc. is hereby authorized to vote any unvested shares awarded to me as indicated above. Detach above card, sign, date and mail in postage paid envelope provided. SI FINANCIAL GROUP, INC. Please sign exactly as your name appears on this card. When shares are held by joint tenants, both should sign. When signing as attorney, executor, administrator, trustee or guardian, please give full title as such. If a corporation, please sign in full corporate name by President or other authorized officer. If a partnership, please sign in partnership name by authorized person. Please complete, date, sign and return this form in the enclosed, postage-paid envelope no later than May 2, 2011. IF YOUR ADDRESS HAS CHANGED, PLEASE CORRECT THE ADDRESS IN THE SPACE PROVIDED BELOW AND RETURN THIS PORTION WITH THE VOTE AUTHORIZATION FORM IN THE ENVELOPE PROVIDED. PROXY MATERIALS ARE AVAILABLE ON-LINE AT: http://www.cfpproxy.com/6954 6954